Table of Contents
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Soliciting Material Pursuant to § 240.14a-12

SPECTRUM PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016
PROXY STATEMENT

Poziotinib
Advance

SPECTRUM™
PHARMACEUTICALS
Redefining Cancer Care

Dear Fellow Stockholders,
You are cordially invited to attend our 2016 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting” in the Proxy Statement), which will be held on Tuesday, June 28, 2016 at 10:30 a.m. Pacific Time, at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. In the following pages, you will find the Notice of Annual Meeting and Proxy Statement describing the business to be conducted at the Annual Meeting.
At the Annual Meeting, we are asking you to elect our board of director nominees for the coming year and vote on the other matters described in the accompanying notice. We believe that our director nominees will continue to add value through their strategic guidance as we move forward with the commercialization of our six marketed drugs and development of our clinical drug portfolio.
We believe we stand at the crossroads of major transformation at Spectrum. While we have historically focused on building the Company through niche cancer drugs, we are now focusing on multiple late-stage drugs targeting large indications such as breast cancer and bladder cancer. We are really excited about our portfolio of late-stage drugs, which we believe have blockbuster potential. In my opinion, if any of these drugs are successful, it could transform Spectrum. In the coming year, we plan to aggressively advance our late-stage assets and continue to enroll patients in trials, launch new products from our co-promotion agreement with Eagle Pharmaceuticals, and launch our sixth anti-cancer drug, EVOMELA™ (melphalan) for Injection.
Whether or not you plan to attend the Annual Meeting in person, we encourage you to access the proxy materials and cast your vote using the instructions provided so that your shares are represented at the Annual Meeting. If you have any questions, please contact our Chief Financial Officer, Kurt A. Gustafson, at (702) 835-6300 or (949) 788-6700.
We thank you for your ongoing support of Spectrum Pharmaceuticals.
Sincerely,

RAJESH C. SHROTRIYA, M.D.
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Tuesday, June 28, 2016
To our Stockholders,
Notice is hereby given that the 2016 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (which we refer to as the “Annual Meeting” in the Proxy Statement) will be held at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, on Tuesday, June 28, 2016 at 10:30 a.m. Pacific Time. The Annual Meeting will be held for the following purposes:

1.	Election of Directors. To elect seven directors to serve until our Annual Meeting to be held in 2017, or until their successors are elected and duly qualified.

2.
Advisory Vote on the Compensation of Our Named Executive Officers. To approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement.

3.
Ratification of Selection of Independent Registered Public Accounting Firm. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

4.	Stockholder Proposal regarding Proxy Access. To vote on a stockholder proposal regarding proxy access, if properly presented at the 2016 Annual Meeting.

5.	Other Business. To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees named in Proposal 1, “FOR” Proposals 2 and 3 and “AGAINST” Proposal 4.
The Board of Directors has fixed the close of business on April 29, 2016, as the Record Date for determining the holders of our Common Stock and Series E Convertible Voting Preferred Stock entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only stockholders of record at the close of business on the Record Date are entitled to such notice and to vote, in person or by proxy, at the Annual Meeting.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy and voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How can I vote my shares of Spectrum stock” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.
Very truly yours,

RAJESH C. SHROTRIYA, M.D.
Chairman of the Board and Chief Executive
Officer
Approximate Date of Mailing of Notice of
Internet Availability of Proxy Materials: May 6, 2016

Cautionary Note Concerning Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding our future product development activities and costs, the revenue potential of our products and product candidates, the success, safety and efficacy of our drug products, development timelines, liquidity and capital resources and trends, and other statements containing forward-looking words, such as, “believes,” “may,” “could,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” “continues,” or the negative thereof or variation thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the reasonable beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks and uncertainties see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2015 Annual Report on Form 10-K, filed on March 14, 2016 with the SEC. Except as required by law, we do not undertake to update any such forward-looking statements.

PROXY STATEMENT

The enclosed Proxy Statement is solicited on behalf of the Board of Directors of Spectrum Pharmaceuticals, Inc., which we refer to as “Spectrum,” the “Company,” “we,” “us,” or “our,” for use at the 2016 Annual Meeting of Stockholders to be held on June 28, 2016 at 10:30 a.m. Pacific Time, or the Annual Meeting, or at any postponements or adjournments thereof. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see “Whom should I contact with other questions?” below.

1.	What is the purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting, and any other matters that properly come before the Annual Meeting.

2.	When and where will the Annual Meeting be held?
You are invited to attend the Annual Meeting on Tuesday, June 28, 2016 at 10:30 a.m. Pacific Time at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

3.	Why am I receiving these proxy materials?
We are providing these proxy materials in connection with the solicitation by the Board of Directors of the Company, or the Board, of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost to the Company of proxy solicitation.

4.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?
Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, or a Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about May 6, 2016, we mailed a Notice to each of our stockholders who held shares as of April 29, 2016, which is the Record Date for the Annual Meeting. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, or the Annual Report. The Notice also provides instructions on how to vote your shares.

5.	What is the purpose of complying with the SEC’s “notice and access” rules?
We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions about the matters to be voted upon at the Annual Meeting, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

6.	What am I being asked to vote upon at the Annual Meeting?
At the Annual Meeting, you will be asked to:

•	Elect seven director nominees to serve until the Annual Meeting to be held in 2017, or until their successors are elected and duly qualified (Proposal 1);

•	Approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 2);

•	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 3);

•	Vote on a stockholder proposal regarding proxy access if properly presented (Proposal 4); and

•	Consider and act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

7.	What are the voting options for each Proposal?
In the election of directors (Proposal 1), you may vote “FOR” all of the nominees, you may “WITHHOLD” your vote with respect to all of the nominees, or you may vote “FOR ALL EXCEPT” with respect to any one or more nominees. On the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 2), on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 3), and on the stockholder proposal regarding proxy access (Proposal 4), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

8.	How does the Board recommend that I vote?
Our Board recommends that you vote your shares:

•
“FOR” the election of each of the seven director nominees named in this Proxy Statement to serve until the Annual Meeting of Stockholders to be held in 2017, or until their successors are elected and duly qualified (Proposal 1);

•
“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement (Proposal 2);

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2016 (Proposal 3); and

•	“AGAINST” the stockholder proposal on proxy access (Proposal 4).

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card, who are persons designated by the Board and are members of our management team, will vote in accordance with the recommendations of the Board. Management does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. However, if any other business properly comes before the Annual Meeting, the proxy holders or their substitutes will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

9.	Who can vote at the Annual Meeting?
If you were a holder of our common stock or Series E Convertible Voting Preferred Stock, which we refer to as the Series E Preferred Stock, as a “stockholder of record,” or if you are the “beneficial owner” of our common stock held in “street name,” as of the close of business on the Record Date, you may vote your shares at the Annual Meeting, and at any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 69,220,610 shares of our common stock outstanding and 20 shares of our Series E Preferred Stock outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date.
Holders of our Series E Preferred Stock as of the Record Date are entitled to vote on any matter on which holders of our common stock have the right to vote, voting together with the holders of common stock as one class. Each holder of our Series E Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series E Preferred Stock could be converted on the Record Date, as determined pursuant to the Certificate of Designations, Rights and Preferences of the Series E Preferred Stock, or the Certificate of Designations. As of the Record Date, each share of Series E Preferred Stock was entitled to 2,000 votes on each matter to be voted upon at the Annual Meeting. Consequently, the holders of our Series E Preferred Stock have a total of 40,000 votes on each matter at the Annual Meeting.
Including both the outstanding common stock and the Series E Preferred Stock, voting together as one class, a total of 69,260,610 votes may be cast at the Annual Meeting. A list of our stockholders will be available for examination by any stockholder at the Annual Meeting and at our corporate headquarters, located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, for a period of ten days prior to the Annual Meeting.

10.	What does it mean to be a “stockholder of record”?
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.” As a “stockholder of record,” you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice.

11.	What does it mean to be a “beneficial owner” of shares held in “street name”?
If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we refer to each of those organizations collectively as a “broker”), then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being made available to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are also invited to attend the Annual Meeting, but since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting. You must also satisfy the Annual Meeting admission criteria set out below.
Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

12.	How many shares must be present or represented to conduct business at the Annual Meeting?
The presence at the Annual Meeting of the holders of a majority of the outstanding shares, as of the Record Date, of our common stock and our Series E Preferred Stock, considered together as a single class (and counting the Series E Preferred Stock as if converted into common stock), in person or by proxy and entitled to vote, will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies marked “withhold authority” as to any director nominee, “abstentions” and “broker non-votes” will each be counted as present at the Annual Meeting for purposes of determining the existence of a quorum at the Annual Meeting. “Broker non-votes” will result for shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote on such matter by the beneficial owner of the shares and the broker does not have discretionary authority to vote on such matter. For further discussion on broker non-votes, please refer to “ What are the voting requirements to approve the proposals?” below. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

13.	How can I vote my shares of Spectrum stock?
Stockholders of record can vote by proxy or by attending the Annual Meeting and voting in person. The persons named as proxies on the proxy card were designated by the Board and are members of our management. If you vote by proxy, you can vote over the Internet, by telephone, or by mail as described below. If you are the beneficial owner of shares, please refer to the information forwarded by your broker to see which voting options are available to you and to see what steps you must follow if you choose to attend the Annual Meeting to vote your shares.

•
Vote by Internet: You can vote by proxy over the Internet by following the instructions provided in the Notice or the voting instruction card provided to you by your broker, if applicable. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 27, 2016. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•
Vote by Telephone: If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 27, 2016.

•
Vote by Mail: If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on June 27, 2016. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. If you do not have the postage-prepaid envelope, please mail your completed proxy card to the following address: Spectrum Pharmaceuticals, Inc., c/o Computershare, Post Office Box 43078, Providence, Rhode Island 02940-3070.

•
Vote in Person at the Annual Meeting: If you satisfy the admission requirements to the Annual Meeting, as described in this Proxy Statement, you may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you are the beneficial owner of your shares, you must obtain a proxy, executed in your favor by your broker, to be able to vote at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of our stock that you own, it is important that your shares be represented at the Annual Meeting.

14.	How may I attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date, or if you are a “beneficial owner” who holds a valid proxy for the Annual Meeting. Registration will begin at 9:30 a.m. Pacific Time and seating will begin immediately after. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. If you attend, please note that you should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If you are the “beneficial owner” of your shares, you will also need proof of ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, or similar evidence of ownership. If you do not have proof of ownership of our stock and a valid picture identification, you may be denied admission to the Annual Meeting. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you may not be admitted to the Annual Meeting.

15.	Can I change my vote after I have submitted my vote?
Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote by (i) providing written notice of revocation to the Secretary of the Company at our corporate headquarters located at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, (ii) by executing a subsequent proxy using any of the voting methods discussed above, or (iii) by attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you are a “beneficial owner” of shares and have previously instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications therein.

16.	What are the voting requirements to approve the proposals?
Assuming that a quorum is present at the Annual Meeting, the voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:

•
Election of Directors (Proposal 1) — Directors will be elected by a plurality of the votes cast at the Annual Meeting, in person or by proxy. This means that the director nominees who receive the most affirmative, or “FOR,” votes will be elected. In a contested election, where there are more nominees than open board positions, the nominees who received the most “FOR” votes will be elected. In an uncontested election, where the number of nominees is equal to the number of open board positions, as is the case for the Annual Meeting, the nominees who receive any votes will be elected. A properly executed proxy marked “WITHHOLD” or “FOR ALL EXCEPT” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The election of directors is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the election of directors, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect in determining which directors are elected at the Annual Meeting.

•
Advisory Vote on the Compensation of Our Named Executive Officers (Proposal 2) — Approval of the non-binding advisory resolution regarding the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of this Proxy Statement, will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote “AGAINST” this Proposal. The advisory vote on compensation is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the advisory vote on compensation, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

•
Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 3) — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote “AGAINST” this Proposal. The ratification of Deloitte & Touche LLP is a “discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the ratification of Deloitte & Touche LLP, your broker may use its discretion to vote your uninstructed shares on this Proposal.

•
Stockholder Proposal regarding Proxy Access (Proposal 4) — Approval of the stockholder proposal regarding a vote on proxy access will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote “AGAINST” this Proposal. The vote on proxy access is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the vote on proxy access, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

17.	Could other matters be decided at the Annual Meeting?
As of the date this Proxy Statement was made available to stockholders, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the proposals, the persons named as proxy holders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

18.	Who is paying for the cost of this proxy solicitation?
The proxies being solicited hereby are being solicited by us, and the cost of soliciting proxies in the enclosed form will be borne by us. We have also retained Georgeson Inc., to aid in the solicitation. For these services, we will pay Georgeson Inc. a fee of approximately $25,000 and reimburse them for certain out-of-pocket disbursements and expenses. Our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

19.	What is the deadline to submit stockholder proposals for our 2017 Annual Meeting of Stockholders?
Under Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act, any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2017 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than January 6, 2017, in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC.
In addition, pursuant to our bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2017 Annual Meeting of Stockholders must submit a notice of the proposal or nomination including the information required by our bylaws to us between February 28, 2017 and March 30, 2017, or else it will be considered untimely and ineligible to be properly brought before the Annual Meeting. However, if our 2017 Annual Meeting of Stockholders is not held between May 29, 2017 and September 6, 2017, under our bylaws, this notice must be provided not earlier than the one hundred twentieth day prior to the 2017 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the ninetieth day prior to the 2017 Annual Meeting of Stockholders or (b) the tenth day following the date on which notice of the date of the 2017 Annual Meeting of Stockholders is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.
All such notices should be directed to our Secretary at our corporate headquarters located at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

20.	I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The SEC rules permit brokers to participate in a practice known as “householding,” which means that only one copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, will be sent to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. Householding is designed to reduce printing and postage costs, and results in cost savings for Spectrum. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you receive a householding mailing this year and would like to have additional copies of our Notice and, if applicable, this Proxy Statement and/or the Annual Report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or submit your request to our Secretary, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052 or contact us by telephone at (702) 835-6300. Upon receipt of any such request, we agree to promptly deliver a copy of the Notice and, if applicable, this Proxy Statement and/or the Annual Report to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. This Proxy Statement and the Annual Report are also available at www.sppirx.com.

21.	Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by the Company.

22.	Whom should I contact with other questions?
If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact our Chief Financial Officer, Kurt A. Gustafson at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, at (702) 835-6300, or at (949) 788-6700.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS
Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our Series E Preferred Stock and common stock beneficially owned as of April 29, 2016 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities, other than with respect to Dr. Rajesh C. Shrotriya (our Chairman and Chief Executive Officer) whose ownership is included in the second table below. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to our voting securities, unless footnoted to the contrary. For purposes of the following tables, the percentage ownership is based upon 20 shares of our Series E Preferred Stock (convertible into a total of 40,000 shares of common stock) and 69,220,610 shares of our common stock, including restricted shares of our common stock, outstanding as of April 29, 2016.

Name and Address of Beneficial Owner	Preferred Shares Beneficially Owned (1)	Percent of Preferred Stock Outstanding (2)	Common Shares and Common Equivalents Beneficially Owned (3)	Percent of Common Shares Outstanding (3)	Percent of Shares Eligible to Vote on April 29, 2016 (4)
BlackRock, Inc. (5)	—	—	8,163,481	11.79%	11.79%
55 East 52nd Street New York, NY 10055

FMR LLC (6)	—	—	5,192,257	7.50%	7.50%
245 Summer Street Boston, MA 02210

The Vanguard Group (7)	—	—	5,124,032	7.40%	7.40%
100 Vanguard Blvd. Malvern, PA 19355

Eastern Capital Limited (8)	—	—	4,737,307	6.80%	6.80%
P.O. Box 31300 Grand Cayman, KY1-1206, Cayman Islands

Sands Brothers Venture Capital	20	100%	40,000	*	*
Funds 1-IV, LLC (9) 15 Valley Drive Greenwich, CT 06831
___________
*    Represents ownership of less than 1%

(1)	The amount relates to the shares of our Series E Preferred Stock owned by the entity as of April 29, 2016. There are no outstanding shares of any other series of our preferred stock.

(2)	Represents the percentage ownership of the total number of our outstanding shares of Series E Preferred Stock.

(3)
Shares of common stock underlying preferred stock and warrants currently convertible or exercisable, or convertible or exercisable within 60 days of April 29, 2016, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(4)
Reflects actual voting percentage. Each share of Series E Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series E Preferred Stock could be converted on the Record Date at the then current conversion value as determined pursuant to the Certificate of Designations. At the current conversion value, each share of Series E Preferred Stock is entitled to 2,000 votes on each matter at the Annual Meeting. Consequently, the holder of our Series E Preferred Stock has a total of 40,000 votes on each matter at the Annual Meeting.

(5)
The information set forth herein is based solely on information contained in Amendment No. 7 to Schedule 13G filed with the SEC on January 8, 2016 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 7,981,885 shares and sole dispositive power over 8,163,481 shares of our common stock.

(6)
The information set forth herein is based solely on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 12, 2016 by FMR LLC (“FMR”). FMR is the beneficial owner of 5,192,257 shares as described below. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing

49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the subject shares; rather, such voting power is with the various funds’ Boards of Trustees.

(7)
The information set forth herein is based solely on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group. The Vanguard Group has sole voting power over 98,193 shares of our common stock, sole dispositive power over 5,027,839 shares of our common stock, and shared dispositive power over 96,193 shares of our common stock.

(8)
The information set forth herein is based solely on information contained in Schedule 13G/A filed with the SEC on February 14, 2012 by Eastern Capital Limited. Eastern Capital Limited is a direct wholly-owned subsidiary of Portfolio Services Ltd. Kenneth B. Dart is the beneficial owner of all of the outstanding shares of Portfolio Services Ltd., which in turns owns all the outstanding shares of Eastern Capital Limited. As of the date of the Schedule 13G/A filing, Portfolio Services Ltd., Eastern Capital Limited and Mr. Dart beneficially own in the aggregate 4,737,307 shares of our common stock. Portfolio Services Ltd., Eastern Capital Limited and Mr. Dart have shared voting and dispositive powers with respect to 4,737,307 shares of our common stock.

(9)
Based upon the information provided to us by the holder, SB Venture Capital Management I-IV, LLCs are the member-managers of Sands Brothers Venture Capital LLC (“SBV”), Sands Brothers Venture Capital II LLC (“SBV II”), Sands Brothers Venture Capital LLC III (“SBV III”) and Sands Brothers Venture Capital IV LLC (“SBV IV”) (collectively, the “Funds”). The Funds’ beneficial ownership includes the effect of converting the 20 shares of Series E Preferred Stock into 40,000 shares of common stock. Martin S. Sands and Steven B. Sands are co-Member Managers of SB Venture Capital Management LLC, SB Venture Capital Management II LLC, SB Venture Capital Management III LLC, and SB Venture Capital Management IV LLC, each a New York limited liability company and each the member-manager of SBV, SBV-II, SBV-III and SBV-IV, respectively, and are the natural persons exercising voting and investment control over securities beneficially owned by the Funds.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 29, 2016 by: (i) each of our directors and director nominees, (ii) each of our named executive officers, and (iii) all of our directors, director nominees and executive officers as a group. Unless otherwise noted, the Company believes that each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him. Information as to beneficial ownership is based upon statements furnished to us or filed with the SEC by such persons. Unless otherwise indicated, the business address of each stockholder listed below is c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052.

Name of Beneficial Owner	Options		Shares		Total Beneficially Owned (1)		Percent of Shares Outstanding
Rajesh C. Shrotriya, M.D.	6,323,545	(2)	2,493,559	(3)	8,817,104	(2)(3)	11.67%
Joseph W. Turgeon	444,375		254,010	(4)	698,385	(4)	*
Kurt A. Gustafson	349,998		148,808	(5)	498,806	(5)	*
Lee F. Allen, M.D.	0		84,631	(6)	84,631	(6)	*
Raymond W. Cohen	35,000		29,375	(7)	64,375	(7)	*
Stuart M. Krassner	280,000		41,250	(8)	321,250	(8)	*
Anthony E. Maida	243,300		24,148	(9)	267,448	(9)	*
Luigi Lenaz	180,000		55,327	(10)	235,327	(10)	*
Gilles R. Gagnon	67,500		65,000	(11)	132,500	(11)	*
Dolatrai Vyas	45,000		25,003	(12)	70,003	(12)	*
All Executive Officers and Directors/Director Nominees as a group (10 persons)	7,968,718		3,221,111	(13)	11,189,829	(13)	14.50%
__________
*    Represents ownership of less than 1%

(1)
Shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 29, 2016, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2)
The number of options includes (i) 1,082,015 options held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Gift Trust, and (ii) 1,250,000 options held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Annuity Trust.

(3)
The number of shares includes (i) 125,000 unvested restricted shares of our common stock subject to future vesting, (ii) 498,894 shares held indirectly by Dr. Shrotriya as the trustee of the CS Family Trust, (iii) 73,669 shares held indirectly by Dr. Shrotriya as a director and officer of the Shrotriya Family Foundation, a Nevada nonprofit corporation, (iv) 87,018 shares held indirectly through Dr. Shrotriya’s spouse, as trustee of the Shrotriya Gift Trust, (v) 10,613 shares held indirectly through Dr. Shrotriya's spouse, as trustee of the Shrotriya Annuity Trust, (vi) 9,523 shares held indirectly through Dr. Shrotriya’s spouse, and (vii) 27,431 shares held in Dr. Shrotriya's 401k plan.

(4)    The number of shares includes 135,000 unvested restricted shares of our common stock subject to future vesting.

(5)    The number of shares includes 67,500 unvested restricted shares of our common stock subject to future vesting.

(6)
Dr. Allen resigned from his employment with the Company on January 4, 2016 and as a result the number of shares indicated are as of such date. Dr. Allen is being included as a named executive officer for purposes of this beneficial ownership table pursuant to applicable SEC rules.

(7)    The number of shares includes 2,500 unvested restricted shares of our common stock subject to future vesting.

(8)    The number of shares includes 2,500 unvested restricted shares of our common stock subject to future vesting.

(9)    The number of shares includes 2,500 unvested restricted shares of our common stock subject to future vesting.

(10)    The number of shares includes 2,500 unvested restricted shares of our common stock subject to future vesting.

(11)    The number of shares includes 2,500 unvested restricted shares of our common stock subject to future vesting.

(12)    The number of shares includes 2,500 unvested restricted shares of our common stock subject to future vesting.

(13)    The number of shares includes 342,500 unvested restricted shares of our common stock subject to future vesting.

We are not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of Spectrum.

EXECUTIVE OFFICERS
Each executive officer of the Company serves at the discretion of the Board of Directors. The determination of which employees of the Company qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for the executive officers of the Company as of the date this Proxy Statement was made available is set forth below. There are no family relationships between any executive officer and any other executive officer or director. There are no legal proceedings related to any of the executive officers which must be disclosed pursuant to Item 401(f) of Regulation S-K.

Name and Age

Rajesh C. Shrotriya, M.D. (72) Chairman of the Board and Chief Executive Officer	Information regarding Dr. Shrotriya is provided in this Proxy Statement under “Proposal 1 — Election of Directors”.

Joseph W. Turgeon (58) President and Chief Operating Officer
Mr. Turgeon has served as President and Chief Operating Officer since April 2014 and previously served as Senior Vice President and Chief Commercial Officer from October 2012 to April 2014. He brings more than 30 years of pharma sales experience, including various executive leadership roles at Amgen Inc. Prior to joining Spectrum, Mr. Turgeon spent 22 years at Amgen Inc. as Vice President of Sales where he built and led the sales organization across multiple areas, including oncology, inflammation and bone health. Under Mr. Turgeon’s leadership, Amgen Oncology launched four new drugs and revenues rose from $2 billion to over $6 billion. Mr. Turgeon holds a Bachelor of Science in Microbiology and Economics from Jacksonville University.

Kurt A. Gustafson (48) Executive Vice President and Chief Financial Officer
Mr. Gustafson joined Spectrum in June 2013 as Executive Vice President and Chief Financial Officer. He brings more than 20 years of diverse experience in corporate finance, with 15 years in senior management roles leading the finance departments of multi-faceted, dynamic and growth oriented biopharmaceutical industry organizations. Prior to joining Spectrum, Mr. Gustafson served as Vice President and Chief Financial Officer at Halozyme Therapeutics, Inc., a publicly-traded biopharmaceutical company. Before joining Halozyme in 2009, Mr. Gustafson worked at Amgen for over 18 years, holding various positions in finance including Treasurer, VP Finance and Chief Financial Officer of Amgen International based in Switzerland. Mr. Gustafson is currently a member of the Board of Directors of Xencor, Inc. (XNCR), a NASDAQ-listed clinical-stage biopharmaceutical company. Mr. Gustafson serves as Chair of Xencor’s Audit Committee and is a Member of its Compensation Committee. Mr. Gustafson holds a Bachelor of Arts degree in Accounting from North Park University in Chicago and a Masters in Business Administration from University of California, Los Angeles.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board of Directors currently consists of seven annually elected directors. Acting upon the recommendation of our Nominating and Corporate Governance Committee, the full Board of Directors nominated Raymond W. Cohen, Gilles R. Gagnon, Stuart M. Krassner, Luigi Lenaz, Anthony E. Maida, Rajesh C. Shrotriya and Dolatrai Vyas for election to our Board at the Annual Meeting.
Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote “FOR” the election of Drs. Krassner, Lenaz, Maida, Shrotriya and Vyas, and Messrs. Cohen and Gagnon to our Board of Directors. Each director will be elected to serve a one-year term expiring at the Annual Meeting of Stockholders to be held in 2017 and until his successor has been duly elected and qualified, or until his earlier resignation or removal.
Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. Our Board of Directors has no reason to believe that any of the nominees will be unable to serve. There are no agreements or understandings pursuant to which any of the directors was selected to serve as a director.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING SEVEN NOMINEES.

Name and Age

Raymond W. Cohen (57)
Mr. Cohen has been a director of Spectrum since June 2013.  He is an accredited public company director and a veteran life-science executive with over 30 years in the healthcare industry. Currently, Mr. Cohen serves as the CEO and member of the Board of Directors of Axonics Modulation Technologies, Inc., an Irvine, California based venture capital-backed developer of implantable neuromodulation technology. Mr. Cohen also serves as Chairman of the Board at a number of publicly traded and privately-held U.S. and European medical technology companies including Lombard Medical (NASDAQ: EVAR), a UK-based publicly traded commercial stage manufacturer and marketer of abdominal aortic aneurysm stent graphs;  BioLife Solutions, Inc., (NASDAQ: BLFS) a Seattle-based, commercial-stage publicly traded manufacturer of preservation media products used to extend the viability of human cells; JenaValve Technology Inc., a Munich-based privately-held, commercial-stage manufacturer and marketer of transcatheter-delivered aortic valve systems; Syncroness, Inc., a Westminster, Colorado privately-held contract engineering firm; and a member of the Board of Directors of LifeWatch AG (LIFE.SW), a Zurich based Swiss public company engaged in the ambulatory ECG service business.

From June 2010 to November 2012, Mr. Cohen was the Chief Executive Officer and member of the Board of Directors of Vessix Vascular, Inc., a privately-held developer of a novel renal denervation system for the treatment of hypertension which was acquired by Boston Scientific in November 2012. From 1997 to 2006, Mr. Cohen served as the Chairman and Chief Executive Officer of NASDAQ-listed Irvine, CA based Cardiac Science, Inc., a manufacturer of external automatic defibrillators which was ranked as the 4th fastest growing company in North America by Deloitte in 2004.  In 2008, Mr. Cohen was named by AeA as the Private Company Life Science CEO of the Year.  Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal.  Mr. Cohen holds a B.S. in Business Management from Binghamton University.

Mr. Cohen brings to the Board of Directors over 30 years of experience in the healthcare industry, including currently serving as Chairman at several life science companies. As a result, Mr. Cohen is well qualified to serve on our Board of Directors.

Gilles R. Gagnon, M.Sc., M.B.A., ICD.D (62)
Mr. Gagnon was appointed by the Board of Directors to serve as a director of Spectrum in March 2012. From 2008 to 2015, he served as President of Spectrum Pharma Canada Inc., an affiliate of Spectrum. Prior to joining Spectrum, Mr. Gagnon was the President and Chief Executive Officer of Æterna Zentaris (AEZS), a Nasdaq-listed biopharmaceutical company focused on oncology and endocrinology. Prior to this position, he served as Vice President, Corporate Development at Æterna Laboratories since 1999, became President and Chief Operating Officer in 2001 and then President and Chief Executive Officer in January 2003, following the acquisition of Zentaris from German-based Degussa AG in December 2002. Prior to joining Æterna Zentaris, he was Vice President, External Affairs for Novartis Pharma Canada Inc. from 1996 to 1999. Prior to that, from 1989 to 1996, Mr. Gagnon held various positions including Executive Director, Corporate Planning and Business Development, Senior Director, Strategic Alliances, General Manager, Governments Affairs and Access to Market and Director of Professional Services at Sandoz Pharmaceuticals Inc. Throughout his career in the pharmaceutical industry, Mr. Gagnon was especially involved in corporate development, alliance management, as well as marketing functions where he participated in the launch of nine innovative pharmaceutical products, in addition to his general management functions.

Mr. Gagnon has also participated in several international committees and strategic advisory boards. Mr. Gagnon serves on the board of directors of Canada’s Research-Based Pharmaceutical Companies (“Rx&D”) where he represents members from the biopharmaceutical sector and pioneered the Rx&D’s biopartnering initiative. He recently completed his mandate as Chairman of the Board of BioQuebec and as a Director of Montreal In Vivo. He is currently a member of the board of directors of Spectrum Pharma Canada Inc. and serves as director, President and CEO of Ceapro Inc., a Canadian growth-stage biotechnology company whose primary business activities relate to the development and commercialization of active ingredients for pharmaceuticals, personal care and cosmetic industries.

Mr. Gagnon holds an M.Sc. in pharmacology and an M.B.A. from the Université de Sherbrooke and a certificate in General Management from the London Business School, UK. He completed the Directors Education Program at the Rotman School of Management of University of Toronto and is a member of the Canadian Institute of Corporate Directors.

Mr. Gagnon’s qualifications to serve on the Board of Directors include his extensive experience in the healthcare and pharmaceutical industries, including his prior experience as Chief Executive Officer of Æterna Zentaris, a similar biotechnology company. As a result, Mr. Gagnon is well qualified to serve on our Board of Directors.

Name and Age

Stuart M. Krassner, Sc.D., Psy.D. (80)
Dr. Krassner has been a director of Spectrum since December 2004 and was previously a member of our Scientific Advisory Board from 1996 to 2001. Dr. Krassner’s career spans four decades of experience in various positions at the University of California, Irvine (“UCI”), most recently as Professor Emeritus of Developmental and Cell Biology at the School of Biological Sciences. While at UCI, he developed and reinforced US Food and Drug Administration (“FDA”) and National Institute of Health (“NIH”) compliance procedures for UCI-sponsored human clinical trials, established UCI’s first Institutional Review Board, and at one time headed all contract and grant activities. Dr. Krassner has also been retained by a number of public and private pharmaceutical, medical device and other companies to provide scientific and regulatory advisory services, including FDA compliance. Dr. Krassner’s work has been published in numerous peer-reviewed U.S. journals. Dr. Krassner has been awarded grants from the NIH, the National Science Foundation and the World Health Organization. Dr. Krassner has been a member of the American Society of Protozoology, the American Society of Tropical Medicine and Hygiene, the Corporation of the Marine Biological Laboratories in Woods Hole, MA among others. Dr. Krassner received a B.S. in Biology from Brooklyn College and a Sc.D. from the Bloomberg School of Public Health at Johns Hopkins University.

Dr. Krassner’s extensive and distinctive experience in business and academia brings valuable perspective to our Board. He has a strong background in research in the area of developmental and cell biology and his work in the field has been published in numerous peer-reviewed U.S. journals. Moreover, his expertise in scientific and regulatory advisory services, including FDA compliance, makes him well qualified to serve on our Board of Directors.

Luigi Lenaz, M.D. (75)
Dr. Lenaz has been a director of Spectrum since June 2010. Dr. Lenaz served as Spectrum’s Chief Scientific Officer from February 2005 to June 2008 and as President of Spectrum’s Oncology Division from 2000 to 2005. Since retiring as Spectrum’s Chief Scientific Officer in June 2008, Dr. Lenaz provided consulting services to Spectrum from June 2008 to June 2010. From 1997 to 2000, Dr. Lenaz served as Senior Vice President of Clinical Research, Medical Affairs at SuperGen, Inc., a NASDAQ-listed pharmaceutical company dedicated to cancer drug development. From 1978 to 1997, Dr. Lenaz held several senior management positions with Bristol-Myers Squibb Company (“BMS”), a NYSE-listed pharmaceutical company, including Senior Vice President of Oncology Franchise Management from 1990 to 1997 and Director of Scientific Affairs, Anti-Cancer from 1985 to 1990. Dr. Lenaz is also a prominent researcher, having conducted research in the areas of pharmacology, experimental chemotherapy, histology, general physiology, and experimental therapeutics at various institutions for cancer research, including Roswell Park Memorial Institute, Memorial Sloan-Kettering Cancer Center and the National Cancer Institute in Milan. He is a member of several scientific societies, including the American Association for Cancer Research, American Association for Clinical Oncology, European Society for Medical Oncology, and International Association for the Study of Lung Cancer. Dr. Lenaz has served as a director of Pharmaco-Kinesis Corporation, a privately-held medical device company, since January 2009. Dr. Lenaz is a graduate of Liceo Scientifico A. Righi in Bologna, Italy and he received a medical degree from the University of Bologna Medical School in 1966.

Dr. Lenaz is a renowned and accomplished oncologist who brings to the Board of Directors over 35 years’ experience in the pharmaceutical industry and a wealth of knowledge in the field of cancer drug development. Dr. Lenaz’s qualifications to serve on the Board of Directors include his expertise in the development of cancer drugs, his tenure as our Chief Scientific Officer, as well as his subsequent consulting services for our Company, his significant management experience with BMS, and his prominent research in the field of oncology. As a result, Dr. Lenaz is well qualified to serve on our Board of Directors.

Name and Age

Anthony E. Maida, III, M.A., M.B.A., Ph.D. (64)
Dr. Maida has been a director of Spectrum since December 2003. Since June 2010, Dr. Maida has served as Senior Vice President, Clinical Research for Northwest Biotherapeutics, Inc., a cancer vaccine company focused on therapy for patients with glioblastoma multiforme and prostate cancer. Prior to that, from June 2009 through June 2010, Dr. Maida served as Vice President of Clinical Research and General Manager, Oncology, Worldwide for PharmaNet, Inc., a clinical research organization. Prior to joining Pharmanet, from 1997 through 2010, Dr. Maida served as Chairman, Founder and Director of BioConsul Drug Development Corporation and Principal of Anthony Maida Consulting International, servicing pharmaceutical firms, venture capital, hedge funds and Wall Street in the clinical development of therapeutic products and product/company acquisitions. Prior to that, from 1992 to September of 1999, Dr. Maida was President and Chief Executive Officer of Jenner Biotherapies, Inc., a company engaged in the development of immunotherapies to treat patients with cancer and certain side effects related to chemotherapy. During his tenure at Jenner, Dr. Maida moved four products into the clinic; one Phase III randomized clinical trial demonstrating clinical benefit to patients with osteogenic sarcoma which ultimately gained approval in Europe, two Phase II double-blinded randomized placebo controlled clinical trials in patients with prostate cancer and nine Phase I/II clinical trials. For over 25 years, Dr. Maida has focused on the clinical development of immunotherapies to treat patients with cancer. Dr. Maida has served in a number of executive roles, including, Chairman, CEO, COO, CSO, CFO and business development, and as a result his skill set includes the execution and oversight of finance, operations, research, and commercial clinical and scientific development, regulatory and manufacturing for the development of various therapeutic modalities. He is an expert in ‘virtual’ development and cost-cutting of operations in large and small biotechnology companies.

Dr. Maida is currently a member of the Board of Directors of Stevia First Corp. (STVF), an OTCQB-quoted agricultural biotechnology company and also OncoSec Medical Inc. (ONCS), an OTCQB-quoted biopharmaceutical company developing its advanced-stage ImmunoPulse DNA-based immunotherapy to treat solid tumors. Dr. Maida serves on the advisory board of EndPoint BioCapital, Sdn Bhd (Kuala Lumpur, Malaysia), and as an advisor, consultant and technical analyst for CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, Toucan Capital, North Sound Capital, The Bonnie J. Addario Lung Cancer Foundation and Pediatric BioScience, Inc. Additionally, Dr. Maida has been retained by each of Abraxis BioScience, Inc., Northwest BioTherapeutics, Inc. and Takeda Chemical Industries, Ltd. (Osaka, Japan). Dr. Maida holds a B.A. in Biology, a B.A. in History, an M.B.A., a M.A. in toxicology and a Ph.D. in Immunology. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology, the International Society for Biological Therapy of Cancer and the American Chemical Society. Dr. Maida holds a number of patents and patent applications associated with various therapeutic modalities and approaches.

Dr. Maida’s qualifications to serve on the Board of Directors include the extensive experience he has gained holding senior management positions, including chairman, president, chief financial officer and chief executive officer, at various biotechnology and biopharmaceutical companies. He has successfully raised financing from venture capital and strategic investors for biopharmaceutical companies and he currently provides consulting services to hedge funds and venture capital firms interested in biopharmaceutical firms. Furthermore, Dr. Maida’s vast knowledge in the area of clinical development of oncology products and product acquisitions, in addition to his continuous research in the field of oncology, provides unique and valuable insight to our Board of Directors. As a result, Dr. Maida is well qualified to serve on our Board of Directors.

Name and Age

Rajesh C. Shrotriya, M.D. (72)
Dr. Shrotriya has been Chairman of the Board and Chief Executive Officer since August 2002 and a director of Spectrum since June 2001. From September 2000 to April 2014, Dr. Shrotriya also served as President of Spectrum. From September 2000 to August 2002, Dr. Shrotriya also served as Chief Operating Officer of Spectrum. Prior to joining Spectrum, Dr. Shrotriya held the position of Executive Vice President and Chief Scientific Officer from November 1996 until August 2000, and as Senior Vice President and Special Assistant to the President from November 1996 until May 1997, for SuperGen, Inc., a publicly-held pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer. From August 1994 to October 1996, Dr. Shrotriya held the positions of Vice President, Medical Affairs and Vice President, Chief Medical Officer of MGI Pharma, Inc., an oncology-focused biopharmaceutical company. Dr. Shrotriya spent 18 years at Bristol-Myers Squibb Company (“BMS”), an NYSE-listed pharmaceutical company, in a variety of positions, most recently as Executive Director, Worldwide CNS Clinical Research. Previously, Dr. Shrotriya held various positions at Hoechst Pharmaceuticals, most recently as Medical Advisor. Dr. Shrotriya was an attending physician and held a courtesy appointment at St. Joseph Hospital in Stamford, Connecticut. In addition, he received a certificate for Advanced Biomedical Research Management from Harvard University. Dr. Shrotriya received an M.D. from Grant Medical College, Bombay, India, in 1974; a D.T.C.D. (Post Graduate Diploma in Chest Diseases) from Delhi University, V.P. Chest Institute, Delhi, India, in 1971; an M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery — equivalent to an M.D. in the U.S.) from the Armed Forces Medical College, Poona, India, in 1967; and a B.S. in Chemistry from Agra University, Aligarh, India, in 1962. Currently, Dr. Shrotriya is a member of the Board of Directors of CASI Pharmaceuticals, Inc. (CASI), a NASDAQ-listed biopharmaceutical company, and on the Board of Trustees at the UNLV Foundation.

Dr. Shrotriya is a demonstrated leader in the biopharmaceutical industry. His significant leadership experience includes over ten years of serving as our Chairman and Chief Executive Officer. Dr. Shrotriya has held prior leadership roles in the biopharmaceutical industry including his positions as our President and Chief Operating Officer, as the executive vice president and chief scientific officer for a publicly-held pharmaceutical company, and 18 years of experience in various positions he held in BMS. Dr. Shrotriya’s significant leadership experience in the biopharmaceutical sector, along with his experience as a physician and his expertise in drug development, makes his well-qualified to serve on our Board of Directors.

Dolatrai Vyas, Ph.D. (72)
Dr. Vyas has been a director of Spectrum since June 2013. He has 31 years’ tenure in oncology drug discovery research at BMS, an NYSE-listed pharmaceutical company, where he served in various positions including most recently as a Group Director and Distinguished Research Fellow (Executive Level) in Oncology Discovery Chemistry. Dr. Vyas is considered one of the pioneers of the BMS oncology medicinal chemistry discovery efforts based on natural products derived cytotoxics. During this period he was also involved in BMS’s pioneering research on antibody drug conjugate (“ADC”) technology to target cytotoxics selectively to tumors. This technology in recent years has yielded valuable new biologics for treating a variety of cancers. In the last 15 years of his oncology research career at BMS, he was involved in discovery and development of personalized medicine research involving small molecule molecular targeted oncology therapeutics (e.g. kinase inhibitors). During his tenure at BMS in oncology drug discovery, he has participated in the discovery and development of 12 small molecules and one biologic (ADC) as clinical development candidates with one US Food and Drug Administration approved NDA. He has authored/co-authored over 110 publications and written numerous book chapters and review articles. He is also an inventor/co-inventor on more than 40 patents. He is an elected member of the Connecticut Academy of Sciences and Engineering (“CASE”) and is also on the editorial board of Medicinal Research Reviews. Dr. Vyas retired from BMS in 2011 and subsequently formed a research and development consulting company, Dinesh Vyas, LLC. Currently, he is on the scientific advisory board of an Indian company and two US based companies. Dr. Vyas received a B.Sc. with honors in Chemistry/Geology from University College Nairobi (Kenya), University of East Africa in 1967 and a Ph.D. in Organic Chemistry from Queens University, Kingston, Canada in 1972.

Dr. Vyas brings to the Board of Directors over 30 years of experience in the healthcare industry, especially in oncology drug research and development. As a result, Dr. Vyas is well qualified to serve on our Board of Directors.

Director Compensation
For service during 2015, directors who were not employees of the Company, whom we refer to as “non-employee directors,” received an annual retainer of $50,000. In addition, non-employee directors were entitled to receive additional retainer fees for their Board committee positions, pursuant to the fee table below. Non-employee directors were also reimbursed for reasonable out-of-pocket expenses incurred with respect to their attendance at Board and committee meetings.
Non-Employee Director Fees

Annual Retainer (All)	$50,000
Additional Annual Retainer for Audit Committee Chairperson	$20,000
Additional Annual Retainer for Compensation Committee Chairperson	$15,000
Additional Annual Retainer for Audit Committee Member	$10,000
Additional Annual Retainer for Compensation Committee Member	$7,500
Annual Grants
In June 2015, each of our non-employee directors was granted options to purchase 20,000 shares of our common stock at an exercise price of $6.96 per share, the closing price of our common stock on the date immediately prior to the date of grant, subject to the terms of the 2009 Incentive Award Plan, as amended (the “2009 Plan”). The options vest as to 25% of the shares on the date of grant, and the remaining shares vest in three equal installments on each anniversary of the date of grant, subject to each director’s continued service through such date. In addition, each non-employee director was also issued 10,000 shares of restricted stock subject to the terms of the 2009 Plan. The restricted stock will vest 100% on the date of the Annual Meeting, subject to each director’s continued service through such date.
The following table shows fiscal year 2015 compensation for our non-employee directors. Directors who were employees did not receive any compensation for their service as directors.
Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
Raymond W. Cohen	$75,000	$69,600	$62,488	$207,088
Gilles R. Gagnon	$50,000	$69,600	$62,488	$182,088
Stuart M. Krassner	$67,500	$69,600	$62,488	$199,588
Luigi Lenaz	$57,500	$69,600	$62,488	$189,588
Anthony E. Maida	$70,000	$69,600	$62,488	$202,088
Dolatrai Vyas	$57,500	$69,600	$62,488	$189,588

(1)
Represents the closing price of the Company’s stock on the day preceding the grant date of the restricted stock awards multiplied by the number of shares granted. Restricted stock awards are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares.

(2)
Represents the grant date fair value of the stock option awards calculated in accordance with the Black-Scholes option pricing model. Stock options are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on March 14, 2016.

Number of Options and Restricted Stock Awards Held by Non-Employee Directors at Fiscal Year-End 2015

Name	Stock Options (Vested and Unvested) (#)	Restricted Stock Awards (Unvested) (#)
Raymond W. Cohen	60,000	15,000
Gilles R. Gagnon	92,500	15,000
Stuart M. Krassner	305,000	15,000
Luigi Lenaz	205,000	15,000
Anthony E. Maida	268,300	15,000
Dolatrai Vyas	70,000	15,000

All of our directors, including our Chief Executive Officer, are subject to a stock ownership policy as described in more detail under the section entitled “Corporate Governance-Stock Ownership Policy.”

PROPOSAL 2 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
The Board is committed to excellence in governance and recognizes the interest our stockholders have in our executive compensation program. Our stockholders are being asked to support, on an advisory basis, the compensation program and policies for our “named executive officers” for fiscal year 2015, as reported in the Compensation Discussion and Analysis section of this Proxy Statement.
The Company is undertaking significant changes in corporate governance and how executive compensation is administered. In recent years, we have added new Board members and Compensation Committee members, and appointed a new chair of the Compensation Committee. We also engaged an independent executive compensation firm, Exequity, to review current compensation practices and make recommendations to the Committee and the Board.
During 2015, we spoke with stockholders representing more than half of our outstanding shares of the Company and gathered feedback for, among other things, our executive compensation program. In response to stockholder feedback and in consultation with our independent compensation consultant, we have instituted changes to our compensation program including revising our peer group and apportioning a portion of equity compensation to performance based units which will vest based on relative total stockholder return to further align interests with stockholders as described in the Compensation Discussion and Analysis section of this Proxy Statement.
2015 was a very successful year for the Company. We advanced our portfolio of late-stage drugs, which we believe have blockbuster potential and can transform the Company: SPI-2012 (eflapegrastim), poziotinib and apaziquone. Specifically, we submitted two New Drug Applications, in-licensed a late stage drug, poziotinib, targeting breast and other cancers, received two Special Protocol Assessments from the FDA, initiated pivotal clinical trials, established a multi-product co-promotion agreement with Eagle Pharmaceuticals, out-licensed drugs in select territories, and in early 2016, obtained FDA approval for our sixth anti-cancer drug, EVOMELA™. We believe we have established a solid basis for increasing stockholder value at Spectrum.
Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail our fiscal year 2015 compensation program and moreover, decisions made by the Committee with respect to changes to our programs for compensation of our named executive officers.
“Say-on-Pay” Vote
This non-binding advisory stockholder vote gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):
“RESOLVED, that the compensation policies applicable to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the related compensation tables and narrative discussion, is hereby APPROVED.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors, the Compensation Committee or Spectrum. However, the Board of Directors and the Compensation Committee, which is comprised entirely of independent directors, values the opinions of our stockholders and will, in their discretion, consider your vote when making future executive compensation decisions.
Proxies received in response to this solicitation will be voted “FOR” the approval, on an advisory basis, of the compensation policies applicable to our named executive officers disclosed in this Proxy Statement unless otherwise specified in the proxy. Unless the Board modifies its determination on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2017 annual meeting of stockholders.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION POLICIES APPLICABLE TO OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee has selected Deloitte & Touche LLP, or D&T, as our independent registered public accounting firm for fiscal year 2016 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. D&T served as our independent registered public accounting firm for fiscal year 2015.
Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select our independent registered public accounting firm, the Audit Committee believes that asking our stockholders to ratify the selection is advisable and in the best interests of our stockholders, and represents an important corporate governance practice. Accordingly, stockholders are being asked to ratify, confirm and approve the selection of D&T as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and our internal controls over financial reporting for fiscal year 2016. If the stockholders do not ratify the selection of D&T, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, the Audit Committee may select D&T even if our stockholders do not ratify D&T’s selection. If the appointment of D&T is ratified, the Audit Committee will continue to conduct an ongoing review of D&T’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace D&T at any time.
There will be representatives from D&T present at the Annual Meeting. They may make a statement if they desire to do so and will be available to answer appropriate questions from stockholders.
Proxies received in response to this solicitation will be voted “FOR” the ratification of D&T unless otherwise specified in the proxy.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.
Change in Independent Registered Public Accountants (Fiscal Year 2014)
During the first half of fiscal 2014, the Audit Committee of our Board conducted a competitive process to select our independent registered public accounting firm for fiscal year 2014. The Audit Committee invited four national accounting firms, including Ernst & Young, LLP, or E&Y, our independent registered public accounting firm for fiscal year 2013, to participate in this process. On March 17, 2014, E&Y notified us that they would not participate in the process and resigned as our independent registered public accounting firm.
On April 5, 2014, the Audit Committee completed the competitive process and unanimously approved the appointment of D&T for the integrated audit for fiscal year 2014 and for the review of each of the fiscal quarters in fiscal year 2014. On April 9, 2014, the Audit Committee formally engaged D&T.
In connection with the audit of our financial statements during each of the two fiscal years ended December 31, 2013 and December 31, 2012, and in the subsequent interim period through March 17, 2014, the date of resignation by E&Y, there were no disagreements as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.
In connection with the audit of our financial statements during each of the two fiscal years ended December 31, 2013 and December 31, 2012, and in the subsequent interim period through March 17, 2014, there was a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K related to a material weakness in our internal control over financial reporting as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Our management concluded that as of December 31, 2013, our internal control over financial reporting was not effective because of the existence of a material weakness related to our controls over (i) the process of estimating the required period-end accruals for services performed under open purchase orders, which resulted in overstated operating expenses and accrued liabilities in multiple reporting periods in, and prior to, 2013; and (ii) the ineffective design and operating effectiveness of controls over the process for identifying and recording liabilities for vendor invoices received subsequent to year end that related to 2013 activities, which would have resulted in understated operating expenses and accrued liabilities, if left uncorrected, as described in Item 9A of the Annual Report, which description is incorporated herein by reference. Our management concluded that as of December 31, 2012, our internal control over financial reporting was not effective because of the existence of a material weakness related to the accurate and timely accounting for accruals identified in management’s assessment of internal controls, which resulted in overstatement of expenses and accrued liabilities in such periods, as described in Item 9A of the Form 10-K/A for the fiscal year ended December 31, 2012, which description is incorporated herein by reference. The Audit Committee discussed the subject matter of the foregoing material weaknesses with E&Y.
E&Y’s audit report on our financial statements as of and for the fiscal year ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, and E&Y’s audit report was not qualified or modified as to uncertainty, audit scope, or accounting principles. E&Y’s audit report on our financial statements as of and for the fiscal year ended December 31, 2012 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the effects on the consolidated financial statements of the restatement described in Note 1A to the financial statements. The E&Y 2013 and 2012 audit reports reference the E&Y internal control over financial reporting adverse opinion on our internal control over financial reporting, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework).
We previously reported the change in accounting firms on Current Reports on Form 8-K filed with the SEC on March 21, 2014 and April 10, 2014, respectively. We provided E&Y with a copy of the above disclosures, other than the engagement of D&T, and requested that E&Y furnish a letter addressed to the SEC stating whether or not it agrees with the foregoing statements. A copy of E&Y’s letter dated March 17, 2014 was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on March 21, 2014.
During the two fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through April 5, 2014, neither we nor anyone on our behalf consulted with D&T with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice of D&T was provided to us that D&T concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
E&Y served as our independent registered public accounting firm from December 3, 2009 to March 17, 2014. During such time, E&Y rendered audit opinions on our consolidated financial statements and our internal controls over financial reporting included in our Annual Reports on Form 10-K filed with the SEC for the fiscal years ended December 31, 2009 through December 31, 2013.

We provided E&Y and D&T with a copy of the foregoing disclosures and requested that E&Y and D&T each review such disclosures. In addition, E&Y and D&T were given an opportunity to furnish us with a letter addressed to the SEC containing any new information, clarifying our expression of their respective views, or stating the extent to which they do not agree with the foregoing statements. E&Y and D&T each informed us that it agreed with the foregoing statements and did not furnish such a letter to us or the SEC.
Independent Registered Public Accounting Firms Fees
The following table summarizes aggregate fees billed to us for professional services rendered by D&T in their capacity as our principal accountant for the fiscal years ended December 31, 2015 and December 31, 2014:

	Year Ended December 31,
	2015	2014
Audit Fees	1,397,500	$1,535,500
Audit-related Fees	125,000	16,250
Tax Fees	158,406	7,295
Total	$1,680,906	$1,559,045
The fees billed to us during or related to the fiscal years ended December 31, 2015 and 2014 consist solely of audit fees, audit-related fees, and tax fees, as follows:
Audit Fees.    Represents the aggregate fees billed to us by our principal accountant for professional services rendered for the audit of our annual consolidated financial statements and our internal controls over financial reporting, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, and the preparation of comfort letters and consents with respect to registration statements.

Audit-related Fees.    Represents the aggregate fees billed to us by our principal accountant for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute.
Tax Fees.    Represents the aggregate fees billed to us by our principal accountant for professional services rendered for tax returns, compliance and tax advice.
All Other Fees. We did not incur any other fees to D&T as our principal accountant during the fiscal years ended December 31, 2015 and 2014.
Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor
All audit and non-audit services by our independent registered public accounting firm were pre-approved by our Audit Committee. For audit services, the independent accountant provides the Audit Committee with an audit plan, including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit. Pursuant to its charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and non-audit services; however, it has not yet done so.

PROPOSAL 4 — STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS

The following stockholder proposal will be voted on at the Annual Meeting if properly presented by the proponent or one who is qualified under state law to present the proposal on such proponent’s behalf. Approval of this proposal requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. We will provide the name, address and number of shares of Spectrum stock held by the proponent promptly upon written or oral request by any stockholder to our Secretary, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, telephone number (702) 835-6300.

Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us, and we take no responsibility for their content.
Resolution:
RESOLVED: Shareholders of Spectrum Pharmaceuticals, Inc. (“Spectrum”) ask the board of directors (“Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. The bylaw should require Spectrum to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (defined below) of any person nominated for election to the board by a shareholder or group (“Nominator”) satisfying the criteria established below. It should also allow shareholders to vote on such nominee on Spectrum's proxy card.
The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then comprising the Board. This bylaw, which would supplement existing rights, should provide that a Nominator must:
a) have beneficially owned 3% or more of Spectrum's outstanding common stock continuously for at least three years;
b) give Spectrum, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (information required by this subsection (b) is the “Disclosure”); and
c) certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with Spectrum shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than Spectrum's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at Spectrum.
The Nominator may submit a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable rules, and the priority to be given when nominations by multiple Nominators exceed the one-quarter limit.
Supporting Statement
We believe proxy access is a fundamental shareholder right that will make directors more accountable and enhance shareholder value. A 2014 study by the CFA Institute concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)
The proposed bylaw terms enjoy strong investor support. Votes on proxy access proposals averaged approximately 55% in 2015, as of July 26 (http://corpgov.law.harvard.edu/2015/08/10/proxy-access-proposals/)--and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon. The Council of Institutional Investors recently issued best practices for proxy access endorsing the 3% ownership threshold (with no limit on the number of nominating shareholders in a group) we propose. (CII, “Proxy Access: Best Practices,” at 3 (Aug. 2015))
SPECTRUM’S RESPONSE -- STATEMENT IN OPPOSITION TO PROPOSAL NO. 4
 Spectrum’s Board of Directors has considered the above proxy access proposal and UNANIMOUSLY recommends a vote AGAINST the proxy access proposal.

The Board has given careful consideration to this proposal and has concluded for the reasons described below that the adoption of this resolution is unnecessary and is not in the best interests of Spectrum and its stockholders.
The Board takes its accountability to stockholders very seriously. As the Board continues to monitor the corporate governance landscape for U.S. public companies, the Board has learned that while many investors have strong views on proxy access, those views vary widely and continue to evolve. In particular, while the Board recognizes that some institutional investors now view proxy access as an important stockholder right, there remain differences among those investors as to the appropriate thresholds and rules governing proxy access. In addition, other large investors continue to oppose the concept of proxy access altogether.
In light of the divergent views on proxy access, the Board believes that the need for proxy access should be evaluated in the context of Spectrum’s overall corporate governance practices. In particular, the Board believes the proxy access proposal is not in the best interests of our stockholders because it (i) ignores the effective voice stockholders already have, (ii) undermines the critical role of the independent Nominating and Corporate Governance Committee, (iii) would increase Company costs, and (iv) could subject the Company to unintended negative consequences.
The proxy access proposal fails to recognize the effective voice that stockholders presently have in the Company’s governance.
Our current corporate governance policies and practices ensure that the opinions of our stockholders are heard and considered by the Board, and that the Board is accountable to our stockholders. For example:

•	All our directors are elected annually;

•	Five of our seven directors are independent;

•	Our governing documents do not contain any supermajority stockholder voting requirements;

•	Our stockholders are able to communicate directly with one or more directors, including our Chairman;

•	Our stockholders are able to propose director nominees to the Nominating and Corporate Governance Committee; and

•
Our stockholders are able to submit proposals for consideration at an annual meeting and for inclusion in the Company's proxy statement for that meeting, subject to certain conditions and the rules and regulations of the SEC.

The Board believes that the Company's existing corporate governance policies provide an appropriate balance between ensuring Board accountability to stockholders and enabling the Board to effectively oversee the Company's business and affairs for the long-term benefit of our stockholders.
The proxy access proposal undermines the effective framework currently in place for evaluating Board nominees.
The proxy access proposal would undermine the important role of the independent Nominating and Corporate Governance Committee:

•
An effective board of directors is composed of individuals with a diverse and complementary blend of experiences, skills and perspectives. Our independent Nominating and Corporate Governance Committee is best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective and well-rounded board of directors that operates openly and collaboratively and represents the interests of all stockholders, not just those with special interests.

•
Unlike a small group of stockholders, the Nominating and Corporate Governance Committee has a fiduciary duty to act in the best interests of all stockholders. The Nominating and Corporate Governance Committee has developed criteria and a process for identifying and recommending director candidates for election by our stockholders, which are described in our Corporate Governance Guidelines and discussed in our proxy statement under “Corporate Governance.”

•
As part of this process, stockholders may recommend prospective director candidates for the Nominating and Corporate Governance Committee's consideration, as discussed in our proxy statement under “Corporate Governance - Nominating and Corporate Governance Committee.” Nominees proposed by stockholders for the Nominating and Corporate Governance Committee's consideration are evaluated and considered in the same manner as nominees recommended by a Board member, management, search firm or other source.

As discussed above, stockholders already have a voice in the nomination process due to their ability to nominate potential directors for consideration by the Nominating and Corporate Governance Committee. Through this process, we believe that our Nominating and Corporate Governance Committee and Board achieve the optimal balance of directors who will contribute to our Board’s effectiveness and best serve the Company and all of our stockholders.
The proxy access proposal will increase Company costs.
Under our current corporate governance framework, stockholders who seek Board representation must solicit their own proxies on their nominee’s behalf. While proxy solicitation is an expensive undertaking, stockholders holding 3% of our outstanding shares (which at the value of our 2015 fiscal year end share price would constitute approximately $12.0 million worth of shares) should bear this expense if they have a legitimate interest in nominating a Board member. The proxy access proposal would shift this financial burden to the Company, and thus to all of our stockholders, while enabling a stockholder or group of stockholders owning as little as 3% of our outstanding shares to use the Company’s proxy to promote a narrow and/or short-term agenda, rather than the long-term interests of all our stockholders. If a stockholder wishes to do this, the Company should not bear the costs.
Given the risks and potential for unintended consequences, it would be imprudent for the Company to adopt a proxy access bylaw without further evaluation.
There is conflicting research as to whether proxy access would positively affect corporate performance and long-term stockholder value. Given the Company’s history and size, the adoption of proxy access should be done, if at all, only after extensive conversations with the Company’s stockholders to determine the appropriate guidelines for proxy access.
The Board believes that proxy access, as presented in the proxy access proposal, may have a number of significant adverse consequences and could harm our Company, Board and stockholders by:

•
Significantly Disrupting Company and Board Operations. If proxy access is implemented, contested director elections could become routine. Divisive proxy contests would substantially disrupt Company affairs and the effectiveness of our Board, as the Board would have to divert its attention away from managing the Company and instead focus on more frequent proxy contests in director elections. Additionally, the potential for high director turnover could result an inexperienced Board that lacks sufficient knowledge and understanding of our current and past business to provide meaningful and effective oversight of our operations and long-term strategies. These abrupt changes in the composition of our Board could impair our ability to develop, refine, monitor and execute our long-term plans.

•
Encouraging Short-Term Thinking. Dealing with contested elections every year would not only be highly distracting to the Board and management, but could also cause the Board and management to focus on the short-term, to the detriment of the interests of our stockholders.

•
Increasing the Influence of Special Interest Groups. Proxy access would allow stockholders to use the proxy access process to promote their specific agendas, rather than the interests of all stockholders and the Company's long-term business goals. The proxy access proposal is not appropriately tailored to the Company’s size. Moreover, a stockholder could use the threat of a contested election, which could be expensive and disruptive to the Company but almost cost-free for the stockholder, to extract concessions from the Company relating to that stockholder's special interest.

•	Discouraging Highly Qualified Director Candidates from Serving. The prospect of routinely standing for election in a contested situation may deter highly qualified individuals from Board service.
The Board believes that the current procedures the Company employs for the nomination and election of members of the Board have resulted in a Board that is responsive to stockholder input and promotes a strategy of long-term value creation for the Company. Disruption of the Board's functioning could adversely affect the pursuit of our long-term strategies and put stockholder value at risk. For the foregoing reasons, we believe that this proposal is unnecessary, involves the risk of considerable harm to our Company and is not in the best interests of our stockholders.
For the reasons stated, the Board of Directors UNANIMOUSLY recommends a vote AGAINST this stockholder proposal. Proxies will be voted AGAINST the proxy access proposal unless otherwise specified.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
We have adopted written corporate governance guidelines to assist the Board of Directors in carrying out its duties and responsibilities. A copy of the Corporate Governance Guidelines are posted on our website at www.sppirx.com.
Board Independence
In determining whether members of our Board of Directors are independent, the Board reviews a summary of the relationships of each director with Spectrum and other facts relevant to the analysis of whether the directors qualify as “independent directors” under the NASDAQ Listing Rules.
The Board of Directors has affirmatively determined that Drs. Krassner, Lenaz, Maida and Vyas, and Mr. Cohen, are independent directors pursuant to the NASDAQ Listing Rules. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent pursuant to the NASDAQ Listing Rules. In addition, the members of the Audit Committee are independent directors pursuant to the heightened independence criteria for members of Audit Committees set forth in SEC rules.
Board Meeting Attendance
Our Board of Directors met six times and acted by unanimous written consent three times during 2015. We expect each director to attend each meeting of the Board and of the committees on which he serves. Our policy is that every director is expected to attend the annual meeting of our stockholders in-person. If a director is unable to attend a meeting, he must notify the Board and attempt to participate in the meeting by telephone, if possible. All directors have attended at least 75% of the meetings of the full Board and the meetings of committees on which he served in 2015. Our Board of Directors met in executive sessions without management six times during 2015. All our Board members attended the 2015 Annual Meeting of Stockholders.
Committees of the Board
Our Board of Directors has five standing committees: Audit, Compensation, Nominating and Corporate Governance, Placement, and Product Acquisition.
Our Audit, Compensation, and Nominating and Corporate Governance Committees each act pursuant to a written charter. Copies of the Audit, Compensation, and Nominating and Corporate Governance Committee charters are posted on our website at http://investor.sppirx.com/governance.cfm. The Board intends to reevaluate the composition of each of the committees at its meeting immediately following the Annual Meeting.
Board Committee Membership
as of December 31, 2015

Name	Audit Committee	Compensation Committee	Placement Committee	Nominating and Corporate Governance Committee	Product Acquisition Committee
Raymond W. Cohen	M	C	M	M
Gilles R. Gagnon			M		M
Stuart M. Krassner	M	M		C
Luigi Lenaz		M	M	M	M
Anthony E. Maida	C		M	M	M
Rajesh C. Shrotriya			C		C
Dolatrai Vyas		M		M	M

M    Member
C    Chair

Audit Committee.     At December 31, 2015, the Audit Committee was comprised of Drs. Maida (Chair) and Krassner, and Mr. Cohen, each of whom satisfied the NASDAQ and SEC “independence” and other rules for Audit Committee membership. The Audit Committee held five meetings during 2015. Our Board of Directors determined that Drs. Maida and Krassner, and Mr. Cohen were Audit Committee “financial experts” within the meaning of SEC rules.
Principal responsibilities of the Audit Committee include but are not limited to:

•	Appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm;

•	Reviewing independence qualifications and quality controls of the independent registered public accounting firm;

•	Overseeing and monitoring internal controls, procedures, the audit function, accounting procedures and financial reporting process; and

•	Reading and discussing with management and the independent registered public accounting firm the annual audited, and quarterly unaudited, financial statements.

Compensation Committee.     At December 31, 2015, the Compensation Committee was comprised of Mr. Cohen (Chair), and Drs. Krassner, Lenaz, and Vyas. The Compensation Committee held three meetings and acted by unanimous written consent twice during 2015. Our Board of Directors determined that each of the members was an “independent director” within the meaning of the NASDAQ Listing Rules.
For additional information about the role and responsibilities of the Compensation Committee, see the “Compensation Discussion and Analysis — Role of Compensation Committee” section of this Proxy Statement.
Placement Committee.    At December 31, 2015, the Placement Committee was comprised of Drs. Shrotriya (Chair), Maida and Lenaz, and Messrs. Cohen and Gagnon. The Placement Committee has the authority to act on behalf of the Board with respect to approving and evaluating all issuances of our securities (other than stock options, restricted stock and other grants for compensation purposes, which is handled by the Compensation Committee, the Board or designees), including the authority to set the terms of each security being issued, including, without limitation, common stock, warrants, preferred stock or other securities convertible into common stock. The Placement Committee did not meet during 2015.
Nominating and Corporate Governance Committee.     At December 31, 2015, the Nominating and Corporate Governance Committee was comprised of Drs. Krassner (Chair), Lenaz, and Vyas, Maida, and Mr. Cohen. Our Board of Directors determined that each of the members was an “independent director” under the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to: the identification and recommendation of nominees for election as directors by the stockholders; the identification and recommendation of candidates to fill any vacancies on our board; and the recommendation of policies and standards of corporate governance. The Nominating and Corporate Governance Committee acted by unanimous written consent once in 2015.
In selecting and making recommendations to the Board for director nominees, the Nominating and Corporate Governance Committee may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to the Chairman of the Nominating and Corporate Governance Committee of our Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources, such as other Board members or senior management. No director nominations by stockholders have been received as of the filing of this Proxy Statement.
The Nominating and Corporate Governance Committee considers a number of factors when reviewing potential nominees for the Board. The factors which are considered by the Nominating and Corporate Governance Committee include the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs; the candidate’s personal and professional integrity, ethics and values; the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly-held company; the candidate’s experience in our industry and with relevant social policy concerns; the candidate’s experience as a Board member of another publicly-held company; whether the candidate would be “independent” under applicable standards; whether the candidate has practical and mature business judgment; and the candidate’s academic expertise in an area of our operations. In addition to the factors set forth above, the Nominating and Corporate Governance Committee also strives to create diversity in perspective, background and experience in the Board as a whole.

In identifying, evaluating and selecting future potential director nominees for election at each annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. In identifying potential nominees, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. In appropriate circumstances, the Nominating and Corporate Governance Committee may also hire a search firm to help locate qualified candidates. Once potential nominees are identified, they are initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any other member of the Nominating and Corporate Governance Committee delegated to initially review director candidates. The reviewing member of the Nominating and Corporate Governance Committee will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s). The full Nominating and Corporate Governance Committee may interview the candidates as well. The Nominating and Corporate Governance Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board of Directors. Our Board of Directors determines which candidates are nominated or elected to fill a vacancy.
Product Acquisition Committee.      At December 31, 2015, the Product Acquisition Committee was comprised of Drs. Shrotriya (Chair), Lenaz, Maida and Vyas, and Mr. Gagnon. The Product Acquisition Committee is responsible for evaluating our product acquisition opportunities. The Product Acquisition Committee did not meet during 2015. Instead, the full Board previously considered and approved the 2015 investments and activities related to product acquisitions.
Board Leadership Structure
Currently, our Chief Executive Officer, Dr. Rajesh C. Shrotriya, serves as Chairman of our Board of Directors. The Board believes that Dr. Shrotriya is the director best situated to identify strategic opportunities for our Company and to focus the activities of the Board due to his full-time commitment to the business and his long tenure with Spectrum. The Board also believes that Dr. Shrotriya’s dual roles as Chairman of the Board and Chief Executive Officer promotes effective execution of our business strategy and facilitates information flow between management and the Board.
Our Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management and ensures that the appropriate level of independence is applied to all Board decisions. Our Audit, Compensation, and Nominating and Corporate Governance Committees, each consisting of independent Board members, oversee critical matters such as our accounting policies, financial reporting processes, internal control assessment over financial reporting, executive compensation program, and selection and evaluation of our directors and director nominees.
Risk Oversight
Management is responsible for identifying our risk exposures and communicating such exposures to our Board. Our Board is responsible for implementing our risk oversight responsibilities. The Board does not have a standing risk management committee, but administers this function directly through the Board as a whole, as well as through committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles and procedures, financial reporting processes and system of disclosure controls and internal controls over financial reporting. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process. The Compensation Committee assists the Board in its risk oversight function by overseeing compliance with our executive compensation programs and considering risks relating to the design of our executive compensation programs and arrangements. In addition, our compliance officer monitors our corporate compliance program and our compliance with applicable laws, rules and regulations and provides reports to our Board with respect to compliance matters and any related issues. The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s effectiveness in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.
Communications with the Board of Directors
Stockholders who wish to contact members of our Board of Directors may send email correspondence to: ir@sppirx.com . If stockholders would like to write to the Board of Directors, they may also send written correspondence to the following address: Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All stockholder communications will be received and processed by the Investor Relations Office, and then directed to the appropriate member(s) of the Board of Directors. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee, with a copy to the Nominating and Corporate Governance Committee. All other correspondence that is directed to the Board of Directors generally will be referred to the chairperson of the Nominating and Corporate Governance Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. A copy of the Code of Business Conduct and Ethics will be provided to any person, without charge, upon request to (702) 835-6300 or to Investor Relations, Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052. Amendments to the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, if any, will be posted on our website at www.sppirx.com. We will disclose any waivers of provisions of our Code of Business Conduct and Ethics that apply to our directors and principal executive, financial and accounting officers by disclosing such information on a Current Report on Form 8-K.
Stock Ownership Policy

We adopted a Stock Ownership Policy that applies to our Chief Executive Officer and our non-employee directors, effective as of April 1, 2015, to further align the interests of such individuals with those of our stockholders. Under the policy, the Chief Executive Officer and non-employee directors must hold and maintain, directly or indirectly (including through Company equity plans), shares of Company's common stock (including vested “in-the-money” options) equivalent to at least five times his or her annual base cash salary or three times the annual cash Board retainer fee (excluding any additional fees paid for committee assignments and service as the lead director or committee chair, if any), as applicable. The current Chief Executive Officer and non-employee directors have five years from the effective date of the policy (April 1, 2020) to reach the required ownership level, and any newly appointed or elected persons will have five years from the date on which he or she is appointed or elected to reach the required ownership level. Furthermore, within one year of his or her initial appointment or election, each such person must own and maintain some shares of Company stock. A copy of the Stock Ownership Policy is posted on our website at www.sppirx.com.
Anti-Hedging Policy
We have adopted an anti-hedging policy that prohibits any director, officer or other employee of the Company or its subsidiaries from, at any time, directly or indirectly, engaging in any kind of hedging transaction that could reduce or limit such person’s holdings, ownership or interest in or to any common shares or other securities of the Company, including without limitation outstanding stock options, deferred share units, restricted share units, or other compensation awards the value of which are derived from, referenced to or based on the value or market price of securities of the Company. Prohibited transactions include the purchase by a director, officer or other employee of financial instruments, including, without limitation, prepaid variable forward contracts, instruments for short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. A copy of the anti-hedging policy is posted on our website at www.sppirx.com.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of our Board of Directors is responsible for assisting our Board of Directors in fulfilling its oversight responsibilities regarding Spectrum’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee operates pursuant to a written charter, a copy of which is posted on our website at www.sppirx.com. The Audit Committee met five times during fiscal 2015. All members of the Audit Committee are non-employee directors and satisfy the current NASDAQ Global Market Listing Standards and SEC requirements with respect to independence, financial literacy and experience.
Management of Spectrum has the primary responsibility for Spectrum’s consolidated financial statements as well as Spectrum’s financial reporting process, accounting principles and internal controls. Deloitte & Touche, the independent registered public accounting firm for the Company in 2015, is responsible for performing an audit of Spectrum’s consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of Spectrum’s internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Spectrum as of and for the year ended December 31, 2015 with Spectrum’s management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees” (formerly known as Statement on Auditing Standards No. 16, which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012), as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB (Rule 3526) regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the Audit Committee has recommended to our Board of Directors the inclusion of the audited consolidated financial statements in Spectrum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
Anthony E. Maida, III, M.A., M.B.A., Ph.D., Chair
Stuart M. Krassner, Sc.D., Psy.D.
Raymond W. Cohen
The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

In this section we discuss and analyze the compensation paid to our “named executive officers” for the fiscal year ended December 31, 2015.
This section is divided into the following parts:
•Named Executive Officers
•Executive Summary
•Compensation Philosophy and Objectives
•Role of Compensation Committee
•Role of Executive Officers
•Compensation Consultant and Peer Group Data
•Key Elements of Executive Compensation
•Risk Assessment of Compensation Policies and Practices

Named Executive Officers
For the fiscal year ended December 31, 2015, the Compensation Committee, or the Committee, determined that our named executive officers were as follows:

Name	Title
Rajesh C. Shrotriya, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Joseph W. Turgeon	President and Chief Operating Officer

Kurt A. Gustafson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Lee F. Allen, M.D.(1)	Former Senior Vice President and Chief Medical Officer

(1)
Dr. Allen ceased serving as our Senior Vice President and Chief Medical Officer on January 4, 2016. Dr. Allen is being included as a named executive officer for purposes of this Compensation Discussion and Analysis pursuant to applicable SEC rules. Dr. Allen did not receive any severance or other additional benefits from Spectrum in connection with his resignation.

Executive Summary
Our Company has an unwavering commitment to serve cancer patients and to build long-term value for our stockholders. We believe that we have a solid base of commercialized products, adequate capital, a robust research and development pipeline, and an accomplished team of executives to lead the execution of our strategy.
As described below, during 2015 and into early 2016, we achieved various critical business objectives and further positioned our Company for future growth and success.

•
SPI-2012 (eflapegrastim): In March 2015, positive Phase 2 data for this drug was presented at our Analyst Day Conference, demonstrating superiority at the highest of the three doses tested, and non-inferiority at the middle dose tested, in decreasing the duration of severe neutropenia as compared to pegfilgrastim, a drug with sales in the billions of dollars. In December 2015, we reached an agreement with the FDA regarding our Phase 3 Special Protocol Assessment for SPI-2012 (eflapegrastim) and soon thereafter initiated the Phase 3 clinical study. Enrollment in this study is progressing and we have designated more than 100 sites for the study.

•
APAZIQUONE: In August 2015, we reached an agreement with the FDA on the Special Protocol Assessment of the planned Phase 3 clinical trial of apaziquone. This trial commenced with its first patient dosing in October 2015 and is designed to evaluate the intravesical use of apaziquone for the treatment of patients with non-muscle invasive bladder cancer (NMIBC) as one or two instillations, immediately following transurethral resection of bladder tumor (TURBT). Due to the high rate of recurrence for NMIBC, there is a significant unmet medical need and the overall cost of bladder cancer treatment in the U.S. is approximately $3.4 billion annually, most of which is related to the direct treatment of this disease. Accordingly, we believe this drug represents a much-needed therapy for patients and provides a meaningful opportunity to reduce overall medical costs. In December 2015, we submitted our NDA for apaziquone with the FDA, and in February 2016, the FDA accepted this NDA for review with a target decision date of December 11, 2016.

•
POZIOTINIB: In February 2015, we entered into a global in-license agreement (excluding Korea and China) with Hanmi Pharmaceutical Co., Ltd for poziotinib, a pan-HER inhibitor in Phase 2 clinical trials in consideration for our upfront payment and future regulatory and sales-dependent milestone payments. Poziotinib has shown single agent activity in the treatment of various cancer types, including breast, gastric, colorectal and lung cancers. In the Phase 1 study for this drug, six of ten breast cancer patients demonstrated partial responses. We also believe the safety profile was consistent with similar drugs in this class, with four patients having a grade 3 diarrhea response

In November 2015, we submitted an Investigational New Drug (“IND”) application with the FDA. In March 2016, we initiated our Phase 2 Breast Cancer Trial. The Phase 2 study is an open-label study that we expect will enroll approximately 70 patients with HER-2 positive metastatic breast cancer, who have failed at least two HER-2 directed therapies. The dose and schedule of oral POZIOTINIB will be based on clinical experience from studies in South Korea, and in addition include the use of prophylactic therapies to help minimize known side-effects of HER-2 directed therapies. Our strategy is to first obtain drug approval in patients who have failed prior therapies and who therefore have few options left, and then continue to develop it for larger indications in combination with other therapeutics.

•
EVOMELA: On March 10, 2016, the FDA approved EVOMELA™ (melphalan) for Injection as a high-dose conditioning treatment prior to hematopoietic progenitor (stem) cell transplantation in patients with multiple myeloma (“MM”), and for the palliative treatment of patients with MM for whom oral therapy is not appropriate. In April 2016, we launched EVOMELA, our sixth anti-cancer drug, with our existing sales force.

•
Sales Force Contracting Arrangement: On November 4, 2015, we entered into an agreement with Eagle Pharmaceuticals, Inc. (“Eagle”) whereby designated members of our sales force will market up to six of Eagle's pharmaceutical products, along with our products, in return for aggregate fixed proceeds of $12.8 million over an 18-month service period. We are also eligible to receive variable, performance-based payments for sales of Eagle's products that exceed certain thresholds.

•	ZEVALIN Ex-U.S. out-licenses:

In November 2015, we entered into an out-license agreement with Mundipharma International Corporation Limited for their commercialization of ZEVALIN in Asia (excluding India and Greater China), Australia, New Zealand, Africa, the Middle East, and Latin America (including the Caribbean). In return, we have received (i) $18 million and (ii) unsecured notes aggregating $3.1 million.

On January 8, 2016, we entered into a strategic partnership with Servier Canada, Inc. (“Servier”) for the out-licenses of ZEVALIN, FOLOTYN, BELEODAQ, and MARQIBO in the territory of Canada. Pursuant to the agreement, we received $6 million in upfront payments from Servier, and expect to receive development milestone payments upon the achievement of certain targets, and a high single-digit royalty on Servier’s sales of these products.

***
The Committee established goals for our Chief Executive Officer and our other named executive officers in the beginning of 2015, which were intended to have meaningful impact on stockholder value. The Committee believes the achievement of these goals is important to the continued growth and success of the Company.
These goals related to the:
(i) Achievement of a revenue target;
(ii) Aquisition of commercial products;

(iii) Management of our product pipeline;
(iv) Advancement of clinical studies; and
(v) Maintaining appropriate level of expense control and cash management.
The total compensation paid to our named executive officers in 2015 as determined by the Committee, including Bonus amounts set forth in the Summary Compensation Table, was tied directly to the achievement of these financial and strategic goals.
Executive compensation for 2016 has been structured to encourage and reward performance. For 2016, our Chief Executive Officer’s base salary remains at the same level as in 2015. In light of the Company's achievement of certain strategic milestones and in order to promote the retention of our key executives, annual base salaries for Mr. Turgeon and Mr. Gustafson, were increased by 4.3% and 6.4%, respectively, over 2015.
Our performance-based cash bonus awards for 2016 put a significant percentage of executive pay at-risk, and failure to achieve pre-established financial and strategic goals will significantly reduce total compensation for our named executive officers. We believe our “pay for performance” philosophy attracts, retains and motivates our named executive officers to be more fully aligned with the interests of our stockholders as well as our short and long-term strategic objectives.

Stockholder Advisory Vote on Executive Compensation
At our 2015 Annual Meeting, our advisory vote on executive compensation did not pass, with approximately 39.4% of votes cast for the proposal. Subsequent to the Annual Meeting, we spoke with stockholders representing more than half of our outstanding shares of the Company and gathered feedback for, among other things, our executive compensation program. In response to stockholder feedback and in consultation with our independent compensation consultant, we have instituted changes to our compensation program including revising our peer group and apportioning a portion of equity compensation to performance based units which will vest based on relative total stockholder return to further align interests with stockholders.

•
In the first quarter of 2016, the Committee retained an independent executive compensation firm, Exequity, to conduct a competitive review of our executive compensation program, as well as to provide guidance on our compensation practices as compared to our updated peer group of companies discussed below.

•	At the recommendation of Exequity, the Committee approved a new long-term incentive program that will apply to future grants, where:

◦	Award sizes will be determined annually based on competitive benchmarking data.

◦
One third of the target annual grant value will be in the form of performance based units (the “TSR Performance Based Units”) tied to the Company’s relative total stockholder return (“TSR”) performance, one third of the value will be in stock options which will vest over time, and one third will be in restricted stock which will vest over time.

◦
The number of TSR Performance Based Units earned will be tied to the Company’s TSR as compared to the TSR of the peer group measured over a two-year performance period. To earn the target number of TSR Performance Based Units, the Company’s relative TSR ranking for the two-year performance period must be at, or above the 50th percentile of the peer group. If the Company’s relative TSR ranking is below the 30th percentile of the peer group, no TSR Performance Based Units will be earned. If the Company’s relative TSR ranking is at, or above the 80th percentile of the peer group, a maximum of 200% of the target number of TSR Performance Based Units will be earned.

◦	TSR Performance Based Units tied to the Company's relative TSR performance will be earned, if at all, following the end of the two-year performance period.

◦
If a change in control occurs prior to the end of the two-year performance period, and the TSR Performance Based Units are not assumed by the acquirer, they will become immediately vested based on the Company's actual TSR ranking as compared to the peer group for the shortened performance period.

Compensation Philosophy and Objectives
Compensation Philosophy
The Committee’s executive compensation philosophy is to attract and retain professionals of the highest caliber with highly sought-after skill sets, who are capable of leading the Company in fulfilling its ambitious business objectives. The Committee understands that competition for attracting talent in the pharmaceutical industry is very intense, and that such competition is local, national, and even international in scope.
As a result, the Committee seeks to design executive compensation packages that encourage exceptional candidates to make the decision to join and stay with us over other potential employers, including pharmaceutical, biotechnology, and other life sciences companies that may be larger and better known than Spectrum. As a result, the Committee seeks to implement this compensation philosophy by offering compensation opportunities that significantly reward executives for advancing our financial and strategic goals.
Compensation Objectives
When reviewing and approving our executive compensation program, the Committee is guided by the following five compensation objectives:

1.	Attract the right executives:
Attract exceptional and accomplished executives with the relevant experience and skills that are required to direct our strategic objectives;

2.	Motivate the right executives:
Provide a total compensation package that is highly competitive within the life sciences industry and, more specifically, within our peer group companies;

3.	Have a significant portion of executive compensation be at-risk based on performance:
Condition a significant portion of potential total compensation on the achievement of Company and individual performance targets;

4.	Align the financial interests of our executives and stockholders:
Provide a significant portion of total compensation through the grant of restricted stock awards and stock options, with performance based units tied to relative TSR, to more directly align the long-term interests of our executive officers with those of our stockholders; and

5.	Retain the right executives:
Provide for time-based vesting of restricted stock and stock option awards to encourage our executive officers to remain with the Company over time.
Quantitative and Qualitative Performance Indicators
The Committee takes into account quantitative indicators such as financial metrics, as well as qualitative indicators of Company and individual performance in determining the level and structure of compensation for each of the named executive officers. Qualitative factors are intended to identify and reward achievements that the Committee believes are preparatory steps in the Company’s achievement of meaningful growth and may include, among other things, the (i) completion of the acquisition of commercial or clinical-phase drugs at an advantageous cost structure, (ii) advancement of product candidates through clinical trials, (iii) obtaining regulatory approvals in the U.S. and abroad, and (iv) fostering a high-performance culture throughout the organization.
The Committee believes that the Company’s success is dependent on these quantitative and qualitative performance indicators. As a result, the Committee seeks to ensure that the compensation of our named executive officers is aligned with the achievement of each. The specific performance indicators for purposes of compensation paid in 2015 are discussed below. For additional information, see “Compensation Discussion and Analysis - Key Elements of Executive Compensation - Annual Cash Bonuses.”
Principal Compensation Elements
In furtherance of the Committee’s compensation philosophy, the Committee believes that using a combination of three principal compensation elements - base salary, annual cash bonus, and equity incentive awards - appropriately delivers on our executive compensation objectives. The Committee also uses other compensation elements, including standard benefits and perquisites, as well as change of control benefits for certain executives, which it views as necessary components of a competitive and effective program.
Mix of Compensation Elements
In assessing the “total compensation” opportunity for each named executive officer, and determining the value or amount paid with respect to each compensation element, the Committee generally seeks to weight the compensation mix heavily towards performance-based compensation (annual cash bonuses and equity awards), which we refer to as “at-risk” compensation, and seeks to limit the level of “guaranteed” compensation, such as cash compensation (base salary, benefits, and perquisites). In doing so, the Committee is mindful of the appropriate mix between guaranteed pay and at-risk pay so as to mitigate the potential for excessive risk taking.
The Committee also strives to provide a significant proportion of the total compensation opportunity in the form of non-cash (such as restricted stock and options) rather than cash components. The Committee does so to allow the named executive officers to be financially rewarded for exceptional Company performance that the Committee believes will advance our business objectives, and to further align the interests of the named executive officers with those of our stockholders.
However, in order to promote flexibility to appropriately award our key executives, the Committee has not established any formal policies for allocating between at-risk and guaranteed compensation, or cash and non-cash compensation. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation.”
“At-Risk” vs. “Guaranteed” Compensation
The following chart illustrates that the guaranteed pay (base salary, benefits and perquisites) of our Chief Executive Officer was only 27% of his total compensation for 2015 and approximately 73% represented at-risk pay (cash bonus, restricted stock awards and stock option awards). These amounts are based on the amounts set forth in the Summary Compensation Table for base salary, bonus, stock awards, option awards, and “all other compensation.”
As depicted in the above pie chart, the vast majority of our Chief Executive Officer’s compensation for 2015 was in the form of at-risk pay (i.e., not guaranteed to be earned).
“Cash” vs. “Non-Cash” Compensation
The following chart illustrates the various elements of the total compensation package paid to our Chief Executive Officer in 2015. The cash components (base salary, annual cash bonuses, benefits and perquisites) represented approximately 48% of his potential compensation for 2015, and approximately 52% was in the form of non-cash components (restricted stock and stock options). These amounts are based on the amounts set forth in the Summary Compensation Table for base salary, bonus, stock awards, option awards, and “all other compensation.”

As depicted in above pie chart, the majority of the total compensation paid to our Chief Executive Officer in 2015 was in the form of non-cash equity awards. This is consistent with the Committee’s philosophy of providing a significant portion of total compensation through the grant of equity incentive awards (restricted stock and stock options) in order to properly align the long-term interests of our Chief Executive Officer with those of our stockholders. It is also consistent with the Committee’s philosophy of seeking to encourage skilled executives to remain with the Company since the restricted stock and stock option awards require time-based vesting over a period of several years.
Realized Pay
The following chart illustrates that 2015 Realized Pay* of our Chief Executive Officer decreased from the prior year 2014 by approximately 36%, and 2014 Realized pay decreased from the prior year 2013 by approximately 34%, or an aggregate decrease of approximately 58% between 2013 and 2015.

*
Realized Pay is compensation actually realized by our Chief Executive Officer during the year, including (i) salary, (ii) bonus, (iii) “all other compensation” reported under the Summary Compensation Table, (iv) net spread on stock option exercises and (v) the market value at vesting of previously granted restricted stock awards. Items (iv) and (v) above are detailed in the section titled “Options Exercised and Stock Vested in 2015” below.

Realized Pay

$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$6.6 m
$4.4 m
$2.8 m
58% decrease
2013
2014
2015

Role of Compensation Committee
The Committee was appointed by the Board of Directors, and consists entirely of directors who are “independent directors” under the applicable NASDAQ Listing Rules, who are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Committee. The Committee is responsible for, among other things:

•	reviewing and approving the compensation of our named executive officers;

•
approving individual and Company performance targets that relate to the payment of annual cash bonuses and the grant of equity awards, assessing achievement with respect to the targets, and approving the payments or grants made to our named executive officers;

•
administering the Company’s cash incentive plans, equity incentive plans, profit sharing plans, deferred compensation plans and similar programs (if any), and approving awards under such plans to our named executive officers;

•	reviewing and approving offer letters, employment agreements, severance agreements, change of control agreements and other similar compensatory arrangements with our named executive officers;

•
reviewing and discussing the Compensation Discussion and Analysis section of the Company’s annual proxy statement with management, including the related executive compensation information, and determining whether to recommend to the Board of Directors that such section be included in this Proxy Statement; and

•	preparing and approving the Report of the Compensation Committee for inclusion in this Proxy Statement.
In performing its duties, the Committee, in its discretion, may retain or replace any independent counsel, compensation consultants or other outside expert or advisor that the Committee believes necessary or advisable, and the Committee has the sole authority to approve the compensation of such persons. The Committee held three meetings and acted by unanimous written consent twice during 2015.
Role of Executive Officers
While our Chief Executive Officer discusses his compensation recommendations with the Committee for other named executive officers, he does not participate in any Committee deliberation or determination with respect to his own compensation. The determination of the amount of compensation paid to the Chief Executive Officer is made by the Committee.

The Committee considers recommendations of our Chief Executive Officer when assessing individual performance of the other named executive officers. However, the determination of the amount of any cash or equity incentive awards payable to the other named executive officers is made by the Committee. The other named executive officers and other senior management personnel also are generally not present at meetings of the Committee and do not participate in its discussions regarding executive compensation decisions.
Compensation Consultant and Peer Group Data
During the first quarter of 2016, the Committee retained an independent executive compensation firm, Exequity, to conduct a competitive review of our executive compensation program, which included an evaluation of our peer group companies. Specifically, the Committee tasked Exequity with first identifying and selecting a comparably sized, industry-affiliated peer group of companies operating within the biotechnology or pharmaceutical industries, with 2015 revenues of between $60 million and $500 million with market capitalization of up to approximately $1.0 billion. In the prior year, the peer group referenced had market capitalization of up to approximately $1.5 billion.
The peer group that Exequity selected in its report and which the Committee approved, consisted of the following 25 publicly traded pharmaceutical companies, which we refer to as our “Peer Group”:

● AMAG Pharmaceuticals, Inc.	● Enanta Pharmaceuticals, Inc.

● Albany Molecular Research Inc.	● Sequenom Inc.

● Affymetrix, Inc.	● Ariad Pharmaceuticals, Inc.

● Sagent Pharmaceuticals, Inc	● Fluidigm Corp.

● Genomic Health Inc.	● Harvard Bioscience Inc.

● Aegerion Pharmaceuticals, Inc.	● Vanda Pharmaceuticals Inc.

● Luminex Corporation	● Infinity Pharmaceuticals, Inc.

● Amphastar Pharmaceuticals, Inc.	● VIVUS, Inc.

● Mimedx Group, Inc.	● Merrimack Pharmaceuticals Inc.

● Pernix Therapeutics Holdings, Inc.	● NewLink Genetics Corporation

● SciClone Pharmaceuticals Inc.	● Eagle Pharmaceuticals, Inc.

● Supernus Pharmaceuticals, Inc.

● Halozyme Therapeutics, Inc.

● Sucampo Pharmaceuticals, Inc.

Once the Peer Group was selected, Exequity was tasked with reviewing and compiling data on the executive compensation practices of the Peer Group and to provide the Committee guidance on compensation practices. Exequity then presented recommendations for a new long-term incentive compensation program for named executive officers. Exequity’s report was presented to the Committee in the first quarter of 2016. The Committee reviewed and discussed the findings and recommendations at length.
The Exequity report was used by the Committee to review and understand the level of total compensation, and the level and mix of base salaries, annual cash bonuses, annual and long-term equity incentive awards, and other benefits and perquisites provided to executives of companies within the Peer Group. The Committee reviewed compensation data from the Peer Group in an effort to obtain an understanding of current comparative compensation practices and as one of several components in making its executive compensation decisions. The Committee concluded that its named executive officers are reasonably compensated with an appropriate mix of guaranteed and at-risk pay in light of competitive pay practices of our Peer Group and the Company’s 2015 performance.

Key Elements of Executive Compensation
The principal elements of compensation for our named executive officers include:

•	Base Salary

•	Annual Cash Bonus

•	Equity Incentive Awards (Restricted Stock and Stock Options)

•	Benefits and Perquisites

•	Payments upon Termination of Employment or Change in Control
Information regarding each of these elements is provided in the following chart and then each element is discussed individually in greater detail below.

Type	Form	Purpose	Performance Criteria
Cash	Base Salary	Fixed annual compensation to attract and retain key executives; guaranteed base amount of compensation	Guaranteed pay; not performance-based, although increases in base salary may be based, in part, on performance criteria (see “ Base Salary ” below)

Cash	Annual Cash Bonuses
Incentive for executives to achieve Company and individual goals; encourage performance that leads to achievement of Company goals that are designed to advance business objectives and create long-term stockholder value

At-risk pay; Company and individual performance goals (both quantitative and qualitative) approved by the Committee in advance; goals for 2015 included revenue target (adjusted to reflect new sales outlook at mid-year), expense management, cash balance, commercial product acquisitions, product pipeline development, etc. (see “ Annual Cash Bonuses ” below)

Equity	Equity Incentive Awards (Restricted Shares and Options)	Incentive to work towards achieving exceptional stock price performance; encourage retention of key executives through time-based vesting; align interests of executives with those of stockholders	At-risk pay; value accrues to executives through increases in our stock price (see “ Equity Incentive Awards ” below)

Benefits and Perquisites	401(k) contributions; Nonqualified Deferred Compensation Plan; health and welfare benefits; long-term disability insurance; life insurance
Provide competitive, broad-based employee benefits structure necessary to attract and retain executives; benefits are generally offered to all full-time employees (with exception of the Nonqualified Deferred Compensation Plan)
Guaranteed pay; not performance-based (see “ Benefits and Perquisites ” below)

Severance/Change of Control Payments	Employment Agreement for Chief Executive Officer; Change in Control Severance Agreements for the other named executive officers; provisions of equity incentive plan awards	Attract and retain executives; maintain a stable and effective management team in the event of a change of control or other significant Company event	Not performance-based
Base Salary
We provide base salaries to attract and retain executives with the proper experiences and skill sets required to assist us in achieving our specific business objectives. Base salaries provide a guaranteed base level of compensation that comprises a standard element of executive compensation packages within our industry.
The base salaries of our named executive officers are established as part of an annual compensation review undertaken by the Committee. Base salaries for a particular fiscal year are generally established either at the end of the prior year or the beginning of the current year (in which case they are generally retroactive to the beginning of the year). Base salaries are intended to reflect the scope of each executive’s responsibilities, as well as their qualifications, breadth of experience, functional expertise, recent individual performance, impact on Company results and overall Company performance. The base salary for our Chief Executive Officer for 2015 increased by $45,000 as approved by the Committee in February 2015.
The Committee also approved increases in the base salaries for our other named executive officers of between 3.4% and 4.5% as compared to the prior year in order to maintain a competitive compensation program to promote retention and to reward our executives in light of Company performance. The base salaries approved by the Committee for our named executive officers in 2014 and 2015 were as follows:

	Base Salary
Executive	2014	2015
Rajesh C. Shrotriya, M.D	$900,000	$945,000
Joseph W. Turgeon	$550,000	$575,000
Kurt A. Gustafson	$450,000	$470,000
Lee F. Allen, M.D.	$445,000	$460,000

Dr. Shrotriya’s 2016 base salary remains at the same level as in 2015. Effective April 1, 2016, the Committee further determined to increase the base salaries of Messrs. Turgeon and Gustafson to $600,000 and $500,000, representing an increase of 4.3% and 6.4%, respectively.
Annual Cash Bonuses
As discussed above, the Committee believes it is important to tie a meaningful portion of the total compensation potential for the named executive officers to the achievement of specified quantitative and qualitative Company performance targets, as well as individual performance targets. The achievement of these targets advances our specific business objectives and result in long-term stockholder value. The Committee also seeks to limit guaranteed pay in favor of pay that is at-risk while encouraging retention. One compensation component that has historically been utilized to address these objectives is annual cash bonuses that are earned based on the achievement of pre-established Company and individual performance targets and which are subject to the executive’s continued employment through the date of payment.
Chief Executive Officer. The Chief Executive Officer's 2015 target bonus opportunities were set at the same percentage of salary as in 2014 (100%). The cash bonus awarded to our Chief Executive Officer with respect to 2015 was determined by the Committee in March 2016 based on an assessment of the following objectives: revenues, cash management, development and regulatory goals with respect to SPI-2012 (eflapegrastim), Apaziquone and Evomela, and strategic goals with respect to in-licensing, out-licensing and/or co-promote transactions. The Committee determined that substantially all of these goals were met or exceeded.
In determining the amount of the annual cash bonus amount to award to our Chief Executive Officer and our other named executive officers, the Committee retains the discretion to consider additional qualitative factors beyond the achievement of the criteria noted above. We believe this provides our Committee with the flexibility to reward our executives for their performance when considered in the context of our dynamic industry and provides them with the incentive to pursue strategic objectives in addition to our pre-established goals.
Notably, while the annual cash bonuses paid by the Company have components of a non-equity incentive plan award since they are based, to a large extent, on actual performance with respect to pre-determined performance metrics, they also have a discretionary component to them because the actual targeted amount, as well as the precise correlation between the achievement of the performance targets and the annual cash bonus amount, is not pre-established and communicated by the Committee. For this reason, and in accordance with SEC rules, the annual cash bonus amounts are disclosed as “bonuses” in the Summary Compensation Table (rather than as “non-equity incentive plan awards”). For additional information, see “Compensation Discussion and Analysis - Summary Compensation Table.”
As a result of the achievement of the goals described above, the Committee determined a 2015 annual cash bonus award for our Chief Executive Officer in the amount set forth in the table below:

Name	2015 Target Cash Bonus (as a Percentage of Base Salary)	2015 Actual Cash Bonus
Rajesh C. Shrotriya, M.D.	$945,000 (100%)	$945,000
Other Named Executive Officers. In determining the 2015 annual cash bonus awards for our other named executive officers, the Committee took into account the Company’s performance with respect to the same financial and strategic performance goals discussed above for our Chief Executive Officer, as well as the individual performance of each of the other named executive officers. The Committee also considered the recommendations of our Chief Executive Officer in order to form a meaningful and comprehensive assessment of the capabilities and contributions of each named executive officer to the Company.

The named executive officers 2015 target bonus opportunities were set at the same percentage of salary as in 2014 (President & Chief Operating Officer 60% and Chief Financial Officer 50%). The Committee determined 2015 annual cash bonus awards for the other named executive officers in March 2016 in the amounts set forth in the table below:

Name	2015 Target Cash Bonus (as a Percentage of Base Salary)	2015 Actual Cash Bonus
Joseph W. Turgeon	$345,000 (60%)	$345,000
Kurt A. Gustafson	$235,000 (50%)	$235,000
Lee F. Allen, M.D.	$—	$—

Our cash bonus awards were paid in March, 2016. Dr. Allen did not receive an annual cash bonus in respect of his service during 2015 because he ceased employment with us prior to the payment date.
Equity Incentive Awards
In furtherance of the Committee’s compensation philosophy, the Committee believes it is important to provide a significant portion of the named executive officers’ total compensation opportunity through the grant of equity incentive awards in order to further align the interests of our named executive officers with those of our stockholders. Furthermore, the Committee believes granting equity incentive awards that vest over time encourages executives to remain with the Company. In order to accomplish these objectives, the Committee has historically granted the named executive officers a combination of options and restricted stock each year.
Stock Options. During the past several years, we have granted stock options to our named executive officers and other employees pursuant to the 2009 Plan, which was previously approved by our Board and stockholders. In accordance with the terms of the 2009 Plan, the exercise price of stock options granted pursuant to the 2009 Plan is set at the closing price of our common stock on the date immediately prior to the date of grant. We believe that stock options are an important element of total named executive officer compensation principally because stock options:

•
Are consistent with our philosophy of aligning the interests of our named executive officers with those of our stockholders, because value is created for the executives only if the share price of our common stock increases during the stock option term, which in turn leads to increased stockholder value; and

•	Help to retain executives through the use of time-based vesting provisions that provide for vesting over several years.
Restricted Stock. Over the past several years, we have also granted restricted stock pursuant to the 2009 Plan. We believe restricted stock is an important element of total named executive officer compensation because restricted stock:

•	Results in immediate value to the recipients while still incentivizing the holders to maximize the value of our stock; and

•	Helps to retain executives through the use of time-based vesting provisions that provide for vesting over several years.
In determining the number of restricted stock and/or stock options to grant to a particular named executive officer, the Committee takes into account numerous factors, including: the executive’s role and level of responsibility within the Company, the Company’s performance with respect to the pre-established financial and strategic objectives discussed above, the Company’s overall financial performance and performance relative to the Peer Group and the NASDAQ Biotechnology Index, the Committee’s assessment of the named executive officer’s past performance and impact on Company performance, and the named executive officer’s stock and option holdings at the time of grant. The Committee also considers information regarding equity grants made to, and the aggregate equity holdings of, executives with similar titles and levels of responsibility within the Peer Group and the NASDAQ Biotechnology Index generally, including information provided in the reports from its independent compensation consultants. Annual stock option and restricted stock awards for 2015 were determined by the Committee in December 2015 and March 2016, respectively, for our Chief Executive Officer and other named executive officers.
In determining the appropriate grant of restricted stock and stock options to be made to our Chief Executive Officer for 2015, the Committee relied on the framework described above. In doing so, the Committee recognized that:

•
our Chief Executive Officer accomplished the pre-established Company financial and strategic objectives (for additional information see “Compensation Discussion and Analysis — Key Elements of Executive Compensation — Annual Cash Bonuses” above);

•	the Company was able to meet important strategic objectives that the Committee believes are critical to the Company’s continued growth success; and

•	our Chief Executive Officer had the principal responsibility to execute our various financial and strategic goals and objectives.
The Committee believed that these accomplishments, in the aggregate, merited a grant of restricted stock and stock option awards. However, the grant date fair value of the stock option awards in 2015 was significantly lower than in each of the two prior years.
The Committee awarded restricted stock and stock options for performance in 2015 to the Chief Executive Officer in the amounts set forth in the table below. The restricted stock awards were granted in March 2016 and the stock options were granted in December 2015.

Name	Restricted Stock Awards (#)(1)	Stock Options (#)(1)
Rajesh C. Shrotriya, M.D.	100,000	550,000

(1)
These awards vest as to 25% of the underlying shares on the date of grant, and the balance of the underlying shares vest in three equal annual installments on each of the first three anniversaries of the date of grant.

In determining the annual restricted stock awards and stock option grants made to our other named executive officers for 2015, the Committee took into account the Company’s performance with respect to the financial and strategic performance goals discussed above, as well as the individual performance of the other named executive officers. The Committee’s assessment of individual performance also considered the recommendations of the Chief Executive Officer.
The Committee awarded restricted stock and stock options for performance in 2015 to the other named executive officers in the amounts set forth in the table below. The restricted stock awards were granted in March 2016 and the stock options were granted in December 2015.

Name	Restricted Stock Awards (#)(1)	Stock Options (#)(1)
Joseph W. Turgeon	50,000	500,000
Kurt A. Gustafson	30,000	300,000
Lee F. Allen, M.D.	0	0

(1)
These awards vest as to 25% of the underlying shares on the date of grant, and the balance of the underlying shares vest in three equal annual installments on each of the first three anniversaries of the date of grant.

Management Incentive Plan. With the goal of further encouraging long-term Company performance and further aligning the interests of the named executive officers with those of our stockholders, on April 22, 2011, the Board adopted a Long-Term Retention and Management Incentive Plan, or the Management Incentive Plan. The Management Incentive Plan terminated by its terms on April 22, 2016.
The Management Incentive Plan, as amended, provided that, upon the achievement by the Company of a $750 million market capitalization target for at least 20 consecutive business days, referred to as the Initial Capitalization Target, and upon the achievement by the Company of a $1 billion market capitalization target for at least 20 consecutive business days, referred to as the Subsequent Capitalization Target, our Chief Executive Officer was entitled to receive additional shares of common stock pursuant to the 2009 Plan. Any shares granted pursuant to the Management Incentive Plan were immediately vested.

In December 2011, the Initial Capitalization Target was achieved and 520,000 shares of our common stock were issued to our Chief Executive Officer under the Management Incentive Plan. In the event that the Subsequent Capitalization Target was achieved, our Chief Executive Officer was entitled to receive an additional 260,000 shares pursuant to the Management Incentive Plan, however this target was not achieved prior to its termination.
Benefits and Perquisites
The named executive officers are eligible to receive benefits that are generally available to each of our full-time employees, including health insurance, long-term disability insurance, life insurance and vacation pay. As with other employees, the named executive officers are required to make contributions to the Company to offset a portion of the cost of certain benefit plans.
We also maintain a 401(k) Plan and an Employee Stock Purchase Plan, each of which are generally available to all employees. The 401(k) Plan provides matching employee contributions in shares of our common stock up to applicable limits. The Employee Stock Purchase Plan provides employees with the opportunity to purchase our common stock through accumulated payroll deductions, at a 15% discount to the lesser of (i) the market price of the stock at the beginning of the designated period, and (ii) the market price of the stock at the end of the period. These plans are designed to encourage employees to save for retirement and to encourage ownership of shares of our common stock. We believe they provide an additional incentive for our employees to contribute towards our continued success and align the interests of our employees with those of our stockholders.
In addition, our Board of Directors approved the Nonqualified Deferred Compensation Plan in 2011. The Nonqualified Deferred Compensation Plan is administered by the Committee and is intended to be an unfunded plan. The Nonqualified Deferred Compensation Plan is maintained primarily to provide deferred compensation benefits for a select group of our employees, including our named executive officers. Under the Nonqualified Deferred Compensation Plan, we provide participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible cash compensation, as established by the Committee (in 2015, eligible participants could defer up to 75% of base salary and up to 100% of bonus). In addition, we have the option, but not the obligation, to make discretionary or matching cash contributions to employees under the Nonqualified Deferred Compensation Plan. During 2015, the Company matched each participant's contributions to the Nonqualified Deferred Compensation Plan up to 10% of the participant's eligible compensation under the Nonqualified Deferred Compensation Plan. For additional information, see “Compensation Discussion and Analysis — Nonqualified Deferred Compensation Plan.”
Payments upon Termination of Employment or Change in Control
We have entered into an employment agreement with our Chief Executive Officer that provides for the payment of certain benefits upon separation of employment from us under specified circumstances. The benefits provided are designed to protect earned benefits in the case that our Chief Executive Officer is terminated without cause or as a result of a change in control of the Company, and to encourage our Chief Executive Officer to act in the best interests of the stockholders at all times during the course of a change in control transaction or other significant event involving our Company.
Under his employment agreement, our Chief Executive Officer will receive certain severance benefits, which differ depending on the circumstance, if he is terminated by us at the expiration of the term of the agreement (if not renewed), if his employment is terminated by us without cause, if his employment is terminated as a result of a change in control or his position is adversely affected due to a change in control and he resigns, or if he voluntarily terminates his employment with the Company.
Each of our named executive officers, other than our Chief Executive Officer, has entered into a Change in Control Severance Agreement that provides certain severance benefits to such named executive officers if, during the term of such agreement, and within 12 months after a change in control has occurred, the named executive officer’s employment is terminated by the Company other than for cause or the named executive officer resigns for good reason. Additionally, each of the named executive officers are entitled to an acceleration of vesting of our matching contribution pursuant to the Nonqualified Deferred Compensation Plan.
For additional information, see “Compensation Discussion and Analysis — Employment, Severance and Change in Control Agreements.”
Impact of Accounting and Tax Considerations on Compensation
Equity-Based Compensation
The fair value of equity-based compensation, which includes options and restricted shares, is measured in accordance with authoritative accounting guidance. We measure compensation cost for all equity-based awards at fair value on the date of grant and recognize compensation expense over the service period over which the awards are expected to vest.
Section 162(m)

Section 162(m) of the Code limits our ability to deduct compensation paid in any given year to a named executive officer in excess of $1.0 million. Performance-based compensation plans are not subject to this restriction. In the event the proposed compensation for any of our named executive officers is expected to exceed the $1.0 million limitation, the Committee will, in making a decision, balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs.
Section 280G and Section 4999
Sections 280G and 4999 of the Code relate to a 20% excise tax that may be levied on a payment made to an executive as a result of a change in control if the payment exceeds 2.99 times the executive’s base earnings (as defined by the applicable section). Our Chief Executive Officer’s employment agreement provides that we will compensate him for any excise taxes that might arise upon a change in control of the Company. We do not currently provide similar tax protection to our other named executive officers.
Risk Assessment of Compensation Policies and Practices
The Committee has considered the concept of risk as it relates to our executive compensation program. The Committee believes that, for the reasons set forth below, although the majority of compensation provided to our named executive officers is at-risk, our executive compensation programs do not encourage excessive risk taking and encourage our executive officers to remain focused on appropriate short-term and long-term financial and strategic goals that are tied to the creation of long-term value for our stockholders.

•
Our executive compensation program consists of an appropriate mix of guaranteed pay (salary, benefits and perquisites) and at-risk pay (annual cash bonuses and equity incentive awards) and the Committee reviews this mix annually. The guaranteed portion is designed to provide a minimum compensation base that is necessary to attract and retain executives, as well as to provide meaningful income to the executives regardless of stock price performance so that executives do not feel pressured to focus exclusively on stock price performance and other financial performance targets to the detriment of other important business metrics.

•
Our program establishes appropriate financial and strategic performance goals that are designed to advance our business objectives and encourage the creation of long-term value for our stockholders (as opposed to just short-term increases in our stock price). These performance goals reflect a mix of Company financial and strategic goals, and individual performance goals, so as not to place too much emphasis on any particular type of objective at the expense of others.

•
Our program encourages executive retention through the time-based vesting provisions of our equity incentive awards. Our equity awards generally vest over three or four years after their initial grant.

•
A significant portion of our equity incentive awards are granted in the form of stock options, which are only valuable if our stock price increases over time. This serves to align the interests of our executives with those of our stockholders.

•	The Committee retains ultimate oversight over the compensation of our named executive officers and maintains the ability to use discretion where appropriate.

•	Our internal controls and procedures, as well as our codes of conduct and ethics, also help mitigate risks associated with our executive compensation program.
Based on these considerations, the Committee has concluded that any risks arising from our executive compensation program are not reasonably likely to have a material adverse effect on us and do not encourage or place incentives on excessive or inappropriate risk-taking by our named executive officers or other employees.

Summary Compensation Table
The following table sets forth summary information concerning the compensation we paid (or accrued) during 2015, 2014 and 2013 to the named executive officers. The amounts reflected in the columns entitled “Stock Awards” and “Option Awards” are estimated values as of the date of grant based on the applicable SEC rules, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($) (3)(4)(5)	Total ($)
Rajesh C. Shrotriya, M.D.	2015	945,000	945,000	723,000	1,555,962	253,603	4,422,565
Chairman and Chief Executive Officer	2014	900,000	900,000	—	2,011,423	294,140	4,105,563
	2013	900,000	900,000	734,400	2,929,657	167,508	5,631,565

Joseph W. Turgeon	2015	575,000	345,000	361,500	1,414,511	66,673	2,762,684
President and Chief Operating Officer	2014	550,000	330,000	825,600	773,624	59,022	2,538,246
	2013	450,000	260,000	240,500	351,157	63,412	1,365,069

Kurt A. Gustafson (6)	2015	470,000	235,000	180,750	848,706	116,098	1,850,554
Executive Vice President and Chief	2014	450,000	225,000	116,700	592,110	104,119	1,487,929
Financial Officer	2013	262,500	200,000	821,000	1,109,255	45,924	2,438,679

Lee F. Allen, M.D.(7)	2015	460,000	—	108,450	—	107,681	676,131
Senior Vice President and Chief	2014	445,000	270,000	201,240	383,111	82,893	1,382,244
Medical Officer	2013	420,000	166,250	349,200	672,480	57,208	1,665,138

(1)
The amounts in this column for 2015 reflect the annual cash bonuses paid with respect to 2015. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation — Annual Cash Bonuses.”

(2)
The amounts in this column reflect the aggregate grant date fair value of the awards granted in each respective year in accordance with FASB ASC Topic 718. For fair value assumptions refer to Note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on March 14, 2016. For additional information, see “Compensation Discussion and Analysis — Key Elements of Executive Compensation — Equity Incentive Awards.” Amounts with respect to stock awards for fiscal year 2014 have been revised to reflect stock awards granted in 2014, rather than awards earned for performance during 2014, as previously disclosed in our proxy statement in connection with the 2015 annual meeting of stockholders.

(3)
2015 amounts reflect; automobile allowances paid to each of Dr. Shrotriya and Messrs. Turgeon and Gustafson in the amounts of $31,327, $13,800 and $12,000, respectively; annual 401(k) matching contributions of $10,600 for each of Drs. Shrotriya and Allen and Mr. Gustafson; premiums paid on healthcare and life insurance policies, which are benefits that are offered to all employees; and matching contributions paid by us to match employee deferrals under our Nonqualified Deferred Compensation Plan, as detailed in footnote (4) below. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

(4)
The matching contributions paid by us in 2015 to match named executive officer deferrals under our Nonqualified Deferred Compensation Plan (up to 10% of eligible compensation) are as follows: Dr. Shrotriya — $183,750; Mr. Turgeon — $28,542; Mr. Gustafson — $69,167; and Dr. Allen — $72,750. These amounts are also reported in the column entitled “Company Contributions in 2015” in the “Nonqualified Deferred Compensation Table” below.

(5)
The amount for our Chief Executive Officer also includes the economic benefit of $10,601 for fiscal year 2015 related to life insurance policies covering his life and having as beneficiary his estate or other beneficiaries.

(6)	Mr. Gustafson joined the Company in June 2013. The amounts reported for 2013 are pro-rated to reflect his service during that year.

(7)
Dr. Allen joined the Company in March 2013. The amounts for 2013 are pro-rated to reflect his service during that year. Dr. Allen resigned from his employment with the Company on January 4, 2016 and received no severance benefits in connection with his resignation.

Grants of Plan-Based Awards in 2015
The following table provides information about equity incentive awards (restricted stock and stock options) granted to the named executive officers in 2015 (no “non-equity incentive plan” awards were granted in 2015). The amounts reflected in the column entitled “Grant Date Fair Value of Stock and Option Awards” are estimated values on the date of grant based on the applicable SEC rules, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Rajesh C. Shrotriya, M.D.	02/18/2015	100,000	—	—	723,000
	12/18/2015	—	550,000	5.86	1,555,962
Joseph W. Turgeon	02/18/2015	50,000	—	—	361,500
	12/18/2015	—	500,000	5.86	1,414,511
Kurt A. Gustafson	02/18/2015	25,000	—	—	180,750
	12/18/2015	—	300,000	5.86	848,706
Lee F. Allen, M.D.(4)	02/18/2015	15,000	—	—	108,450

(1)	These awards vest as to 25% of the shares on the date of grant, and the balance of the shares vest in three equal annual installments on each of the first three anniversaries of the date of grant.

(2)	The exercise price of the option awards is equal to the fair market value on the date immediately prior to the respective dates of grant in accordance with the terms of the 2009 Plan.

(3)
The amounts in this column reflect the aggregate grant date fair value of the respective awards in accordance with FASB ASC Topic 718. For fair value assumptions refer to Note 6 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on March 14, 2016.

(4)	Dr. Allen resigned from his employment with the Company on January 4, 2016. Upon his separation, all of Dr. Allen’s outstanding unvested options and stock awards were forfeited.

Outstanding Equity Awards at Fiscal Year-End 2015
The following table provides information regarding the outstanding option and restricted stock awards as of December 31, 2015 held by each of the named executive officers. The amounts reflected in the columns entitled “Market Value of Shares That Have Not Vested” and “Market Value of Unearned Shares That Have Not Vested” are estimated values based on the closing sales price of our common stock on December 31, 2015, do not represent any cash payments or proceeds actually received by the named executive officers, and may be materially different from the amounts ultimately realized by the named executive officers upon the vesting and sale of the underlying shares.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($) (1)	Number of Unearned Shares That Have Not Vested (#)		Market Value of Unearned Shares That Have Not Vested ($) (1)
	Exercisable	Unexercisable
Rajesh C. Shrotriya, M.D.	150,000			5.08	9/26/2016
	332,015			5.53	1/1/2017
	100,000			3.15	12/6/2017
	500,000			2.55	3/25/2018
	112,500			1.43	12/6/2018
	250,426			1.47	1/16/2019
	500,000			6.09	6/26/2019
	478,495			4.65	1/8/2020
	500,000			3.92	7/1/2020
	985,444			6.87	1/3/2021
	500,000			8.27	6/12/2021
	964,665			11.34	12/19/2022
	487,500	162,500	(2)	9.18	12/13/2023
	325,000	325,000	(2)	7.24	12/19/2024
	137,500	412,500	(2)	5.86	12/18/2025
						75,000	(3)	452,250
									260,000	(13)	1,567,800
Joseph W. Turgeon	118,750	31,250	(4)	11.05	10/29/2022
	11,250	3,750	(2)	7.79	3/14/2023
	45,000	15,000	(2)	9.62	12/3/2023
	125,000	125,000	(2)	7.24	12/19/2024
	125,000	375,000	(2)	5.86	12/18/2025
						6,250	(5)	37,688
						6,250	(6)	37,688
						90,000	(7)	542,700
						37,500	(3)	226,125
Kurt A. Gustafson	156,247	93,753	(4)	8.21	6/3/2023
	18,750	56,250	(8)	7.78	3/25/2024
	50,000	50,000	(2)	7.24	12/19/2024
	75,000	225,000	(2)	5.86	12/18/2025
						50,000	(9)	301,500
						11,250	(10)	67,838
						18,750	(3)	113,063
Lee F. Allen, M.D. (14)	103,125	46,875	(4)	7.76	3/18/2023
	12,500	37,500	(8)	7.78	3/25/2024
	15,000	45,000	(8)	6.95	5/8/2024
						15,000	(11)	90,450
						6,000	(10)	36,180
						15,000	(12)	138,600
						11,250	(3)	67,838

(1)	Amounts based on the closing price of our common stock on December 31, 2015, which was $6.03 per share.

(2)	Option shares vest 25% on the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

(3)	Shares granted on February 18, 2015 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(4)	Option shares vest 25% on the first anniversary of the date of grant and in 36 equal monthly increments thereafter.

(5)	Shares granted on October 29, 2012 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(6)	Shares granted on December 3, 2013 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(7)	Shares granted on April 17, 2014 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(8)	Option shares vest 25% on the first anniversary of the date of grant, and the balance of the shares vest in three equal annual installments on each anniversary of the date of grant.

(9)	Shares granted on June 3, 2013 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(10)	Shares granted on March 25, 2014 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(11)	Shares granted on March 18, 2013 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(12)	Shares granted on May 8, 2014 with 25% vesting on the first anniversary of the date of grant, and continuing to vest in equal 25% increments each anniversary thereafter until fully vested.

(13)
Represents shares that may be issued pursuant to the Management Incentive Plan upon the achievement of the Subsequent Capitalization Target. The Management Incentive Plan expired in April 2016. For additional information, see “Compensation Discussion and Analysis — Equity Incentive Awards.”

(14)
Dr. Allen resigned from his employment with the Company on January 4, 2016. Upon his separation, all of Dr. Allen’s outstanding unvested options and stock awards were forfeited immediately, and all of his vested options expired unexercised following 90 days after the termination of his employment.

Options Exercised and Stock Vested in 2015
The following table provides information regarding the number of shares acquired upon exercise of options and vesting of restricted stock in 2015 and the resulting value deemed to have been realized by the named executive officers. However, the amounts reflected in the table do not represent cash payments to or proceeds received by the named executive officers. The shares acquired by the named executive officers, less any shares forfeited to pay for taxes, were retained by the named executive officers. The actual values that may be realized by the named executive officers in connection with these awards may be materially different from these amounts when ultimately realized upon sale of the shares.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Date of Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Date of Vesting	Value Realized on Vesting ($) (1)
Rajesh C. Shrotriya, M.D.	129,248	12/22/2015	208,089	25,000	2/18/2015	180,750
				40,784	12/19/2015	246,335
Joseph W. Turgeon	—	—	—	12,500	02/18/2015	90,375
				30,000	4/17/2015	182,700
				6,250	10/29/2015	33,250
				6,250	12/3/2015	36,250
Kurt A. Gustafson	—	—	—	6,250	2/18/2015	45,188
				3,750	3/25/2015	22,988
				25,000	6/3/2015	154,750
Lee F. Allen, M.D.	—	—	—	7,500	3/18/2015	47,850
				2,000	3/25/2015	12,260

(1)
The amounts realized upon the exercise of options and the vesting of restricted stock is based on the closing price of our common stock on the date immediately prior to the relevant exercise or vesting dates.

Nonqualified Deferred Compensation Plan
In order to enhance our ability to attract and retain qualified employees, our Board has approved the Nonqualified Deferred Compensation Plan, which is intended to comply with the requirements of Section 409A of the Code. The Plan is administered by the Committee, and is intended to be an unfunded plan which is maintained primarily to provide deferred compensation benefits for a select group of our employees including the named executive officers. Under the Plan, we will provide the participants with the opportunity to make annual elections to defer up to a specified amount or percentage of their eligible cash compensation, as established by the administrator, and we have the option, but not the obligation, to make discretionary or matching cash contributions.
The Nonqualified Deferred Compensation Plan provides eligible participants the opportunity to defer up to 75% of base salary and up to 100% of bonus. We have the option, but not the obligation, to make discretionary or matching cash contributions. Deferral accounts will be credited with a rate of return (positive or negative) based on the performance of the deemed investment options selected by the participant. The value of the accounts may increase or decrease depending upon the performance of the selected investment options.  For each annual deferral, the participant may designate a specific date distribution prior to separation from service (called an “In-Service” distribution account) or distribution upon separation from service.  In-Service distribution account(s) are paid in the month following the month selected by the participant in the elected year that is at least three years after the plan year to which the deferral election relates.
In 2015, we matched participants’ deferrals up to 10% of eligible compensation. The Company match generally vests three years after the date of deferral. However, contributions become 100% vested upon the occurrence of the earliest of: (i) retirement; (ii) death of the participant; (iii) disability of the participant; and (iv) change of control of the Company, each as defined in the Plan.
The following table summarizes activity under the Plan in 2015:

Name	Executive Contributions in 2015 ($)(1)	Company Contributions in 2015 ($)(2)	Earnings/(Losses) in 2015 ($)	Withdrawals / Distributions in 2015 ($)	Balance as of 12/31/2015 (inclusive of 2015 and earlier activity) ($)(3)
Rajesh C. Shrotriya, M.D.	747,000	184,500	(84,879)	—	2,539,677

Joseph W. Turgeon	57,500	28,750	(5,921)	—	253,937

Kurt A. Gustafson	139,000	69,500	(14,818)	—	425,617

Lee F. Allen, M.D. (4)	200,000	73,000	(25,341)	—	640,000

(1)	These amounts were also reported in the columns entitled “Salary” and/or “Bonus” in the Summary Compensation Table, and were not paid in addition to such amounts.

(2)	These amounts were also reported in the column entitled “All Other Compensation” in the Summary Compensation Table, and were not paid in addition to such amounts.

(3)
$184,000, $72,750, $28,542 and $69,167 of the amounts reflected in the “Aggregate Balance” column for each of Drs. Shrotriya and Allen and Messrs. Turgeon and Gustafson, respectively, was reported as compensation in the Summary Compensation Table.

(4)	Dr. Allen resigned from his employment with the Company on January 4, 2016.
Employment, Severance and Change in Control Agreements
We have entered into an employment agreement with Dr. Rajesh C. Shrotriya, our President and Chief Executive Officer. We have also entered into employment arrangements and Change in Control Severance Agreements with our other named executive officers. The terms of the various agreements are discussed below.
Employment Agreement — Dr. Shrotriya
The Company entered into an employment agreement with Dr. Shrotriya on January 2, 2008, as amended April 17, 2014, which expires on January 2, 2017. The employment agreement automatically renews for subsequent one-year calendar terms unless either party gives written notice of such party’s intent not to renew the agreement at least 90 days prior to the commencement of the new term. The employment agreement requires Dr. Shrotriya to devote his full working time and effort to our business and affairs during the term of the agreement. The employment agreement provides for a minimum annual base salary, periodic bonuses and equity grants each in amounts to be recommended by the Committee.
Compensation and Benefits
Pursuant to the terms of the employment agreement, Dr. Shrotriya shall receive an annual base salary, which may be adjusted annually as determined by the Committee. The Committee has set Dr. Shrotriya’s annual base salary at $945,000 for 2016.
Dr. Shrotriya shall also be paid an annual performance bonus in cash and/or equity based awards, no later than January 31 of the year following, each in amounts to be determined by the Committee.
Under the agreement, Dr. Shrotriya is entitled to receive additional employment benefits, including the right to participate in certain incentive plans, life, medical and dental benefits, the right to certain estate planning services, a leased vehicle and reimbursements for automobile related expenses, and other benefits.
For additional information, see “Compensation Discussion and Analysis — Summary Compensation Table.”
Termination
Dr. Shrotriya’s employment may be terminated due to non-renewal of the agreement by us, by mutual agreement of the parties, by us for cause (as that term is defined in the agreement) or without cause, on grounds of disability or death of Dr. Shrotriya, by Dr. Shrotriya for no reason or for good reason (as those terms are defined in the agreement), or by Dr. Shrotriya’s non-renewal of the agreement.
If (i) the agreement is not renewed by us, (ii) Dr. Shrotriya is terminated without cause, or (iii) Dr. Shrotriya resigns for good reason, then Dr. Shrotriya’s guaranteed severance payments include the right to receive (a) a lump sum payment equivalent to the aggregate of two years’ cash compensation (base salary, cash bonus and the vehicle allowance paid to Dr. Shrotriya pursuant to Dr. Shrotriya's employment agreement); (b) Company-paid continued coverage for Dr. Shrotriya and his eligible dependents under our existing health and benefit plans for two years; and (c) immediate vesting of all options, restricted shares and other equity-based awards granted to Dr. Shrotriya. Dr. Shrotriya shall have three years to exercise all vested equity based awards. Since options issued to Dr. Shrotriya pursuant to our 1997 Plan can only be exercised for ninety days after termination, a replacement option shall be granted to Dr. Shrotriya at termination to allow for three years’ of exercisability.
In the event Dr. Shrotriya voluntarily resigns for good reason, or is terminated by us without cause, we will pay or reimburse Dr. Shrotriya for reasonable relocation expenses up to $75,000. The Company will also pay additional cash compensation to offset the taxes attributable to him as a result of such reimbursement. If Dr. Shrotriya informs the Company that he does not wish to relocate, the Company will pay him $75,000 in a single lump sum, less any relocation expenses already incurred or advanced.

If the agreement is terminated due to death or disability of Dr. Shrotriya, a lump sum equal to three months of base salary, at the time of his termination, shall be paid to Dr. Shrotriya, or his legal representative or estate, as applicable. All equity based awards, such as options and restricted shares, shall immediately vest and shall remain exercisable in accordance with the terms of the respective equity plan(s) and individual agreement(s) governing such options and restricted shares.
If Dr. Shrotriya voluntarily resigns his employment for no reason, any stock options or other equity based awards (except for restricted shares) shall immediately become fully vested upon the effective date of Dr. Shrotriya’s resignation, and he shall have three years to exercise all such vested equity based awards. Dr. Shrotriya shall receive the same benefits for any unexpired options issued pursuant to our 1997 Plan as if he had been terminated without cause by us.
Upon a change of control of Spectrum, if (i) Dr. Shrotriya’s employment is terminated (other than by Dr. Shrotriya) without cause within twelve months thereafter; or (ii) Dr. Shrotriya is adversely affected in certain terms outlined in the agreement, and Dr. Shrotriya, within twelve months after an event constituting a change of control, elects to resign his employment with us, then in either case, Dr. Shrotriya shall be provided with Company-paid senior executive outplacement (at a value of no less than $40,000) at an outplacement or executive search firm of his selection, and shall receive the same severance benefits as he would receive if he was terminated by us without cause. However, instead of two years’ cash compensation (comprised of his base salary, bonus and car allowance), Dr. Shrotriya shall receive three years cash compensation. In addition, upon a change of control, we shall pay Dr. Shrotriya a one-time payment of $600,000 in recognition of his contributions to the development of the Company.
If the agreement is terminated due to mutual agreement, Dr. Shrotriya’s non-renewal of the agreement, or by us for cause, Dr. Shrotriya shall not be entitled to any severance.
Other
If any payment or distribution by us to or for the benefit of Dr. Shrotriya is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Dr. Shrotriya with respect to such excise tax, then Dr. Shrotriya shall be entitled to receive an additional payment in an amount such that after payment by Dr. Shrotriya of all taxes (including any interest and penalties imposed with respect thereto) and excise tax imposed upon such payment, Dr. Shrotriya retains an amount of the payment equal to the excise tax imposed upon the payment.
If we determine that any payments to Dr. Shrotriya under the agreement fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code, the payment schedule of that benefit shall be revised to the extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code. We may attach conditions to or adjust the amounts so paid to preserve, as closely as possible, the economic consequences that would have applied in the absence of this adjustment; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Code.
Compensation and Benefits
Pursuant to the terms of each employment arrangement, the named executive officers shall receive an annual base salary as stated in the definitive document, subject to adjustment by the Compensation Committee. Each of the named executive officers, with the exception of Mr. Turgeon, is eligible for a performance bonus of up to 50% of his base salary. Mr. Turgeon’s bonus is at the discretion of the Compensation Committee. The employment arrangements also provide for certain additional equity awards for each of the named executive officers. Our Compensation Committee may, at its sole discretion, award bonuses of cash, stock, or stock options from time to time to each of the named executive officers.
Under the employment arrangements, each named executive officer is entitled to receive additional employment benefits, including the right to participate in certain incentive plans, life, medical and dental benefits, and other standard benefits.
For additional information, see “Compensation Discussion and Analysis — Summary Compensation Table.”
Termination
As discussed above, each of the named executive officer’s employment arrangement is “at-will” for no specified term, and may be terminated by the named executive officer or us at any time for any reason or for no reason.
Change in Control Severance Agreements
In March 2014, we entered into a Change in Control Severance Agreement, referred to as the Severance Agreement, with each of our named executive officers other than our Chief Executive Officer. Under the Severance Agreement, severance benefits are payable to the eligible officers if, during the term of the Severance Agreement, and within 12 months after a Change of Control (as defined in the Severance Agreement) has occurred, the eligible officer’s employment is terminated by us other than for Cause or the eligible officer resigns for Good Reason (each as defined in the Severance Agreement). Severance benefits under the Severance Agreement include: (i) the continuation of current base salary for a period of 12 months following termination of employment (24 months in the case of Mr. Turgeon, in accordance with his first amendment entered into in February 2015), and (ii) the payment of accrued benefits. Additionally, pursuant to the terms of Mr. Turgeon's second amendment entered into in August 2015, his severance benefits also include (x) any earned and accrued but unpaid bonus with respect to fiscal years prior to the year of termination, and (y) a lump sum payment equal to one hundred twenty percent (120%) of his annual base salary. The purpose of the Severance Agreements is, among other things, to provide the eligible officers with enhanced financial security and sufficient incentive and encouragement to remain in the employ of the Company prior to and during the completion of a Change in Control. We do not intend to enter into a separate Severance Agreement with our Chief Executive Officer as his employment agreement already provides for the payment of severance benefits under circumstances and in amounts deemed appropriate by the Committee.
Potential Payments upon Termination or Following a Change in Control
The table below reflects the amount of compensation to be paid to or earned by each of our named executive officers in the event of the termination of such executive’s employment with the Company under different circumstances. The table describes, for each named executive officer, the amount of compensation payable upon (i) resignation without reason, (ii) death, (iii) disability, (iv) involuntary termination without cause, non-renewal of Dr. Shrotriya's employment agreement by the Company, or resignation for good reason, (v) involuntary termination for cause or (vi) termination following a change of control of the Company (other than for cause or without good reason). Where applicable, the amounts shown assume that the termination was effective as of the last trading day of 2015, and use the closing price per share of our common stock on such date of $6.03. The amounts set forth in the table only reflect estimates of the amounts that would actually be paid out in connection with a particular termination event. The actual amounts to be paid out with respect to any particular termination can only be determined at the time of an executive’s termination from the Company.

Rajesh C. Shrotriya, M.D.	Resignation without Reason ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause/Non-renewal of Agreement by Company or Resignation for Good Reason ($)	Involuntary Termination For Cause ($)	Termination Within 12 Months Following Change in Control ($)
Cash Severance Payments (1)	—	236,250	236,250	3,842,654	—	5,763,981
Benefit Payments (2)	—	—	—	147,452	—	147,452
M&A Transaction Bonus (4)	—	—	—	—	—	600,000
Management Incentive Plan (5)	—	—	—	—	—	4,114,205
Vesting Acceleration — Options (6)	70,125	70,125	70,125	70,125	—	70,125
Vesting Acceleration — Restricted Stock (7)	—	452,250	452,250	452,250	—	452,250
280G Gross Up (estimated)	—	—	—	—	—	1,800,000

Total	70,125	758,625	758,625	4,512,481	—	12,948,013

Joseph W. Turgeon
Cash Severance Payments (3)	—	—	—	—	—	2,185,000
Benefit Payments	—	—	—	—	—	—
Vesting Acceleration — Deferred Compensation Match (8)	—	—	—	—	—	28,542
Vesting Acceleration — Options (6)	—	—	—	—	—	63,750
Vesting Acceleration — Restricted Stock (7)	—	—	—	—	—	844,200

Total	—	—	—	—	—	3,121,492

Kurt A. Gustafson
Cash Severance Payments (3)	—	—	—	—	—	470,000
Benefit Payments	—	—	—	—	—	—
Vesting Acceleration — Deferred Compensation Match (8)	—	—	—	—	—	69,167
Vesting Acceleration — Options (6)	—	—	—	—	—	38,250
Vesting Acceleration — Restricted Stock (7)	—	—	—	—	—	482,400

Total	—	—	—	—	—	1,059,817

Lee F. Allen, M.D. (9)
Cash Severance Payments	—	—	—	—	—	460,000
Benefit Payments	—	—	—	—	—	—
Vesting Acceleration — Deferred Compensation Match (8)	—	—	—	—	—	72,750
Vesting Acceleration — Options (6)	—	—	—	—	—	—
Vesting Acceleration — Restricted Stock (7)	—	—	—	—	—	284,918

Total	—	—	—	—	—	817,668

(1)
Dr. Shrotriya receives the following: (i) three-times his current base salary, bonus and car allowance upon a termination by us without cause or by Dr. Shrotriya after being adversely affected within 12 months following a change in control; (ii) two-times such amounts upon non-renewal of his employment agreement by us, termination without cause or for good reason; and (iii) three months’ salary upon death or disability.

(2) Dr. Shrotriya receives two years of benefits continuation and a relocation bonus upon a change in control or an involuntary termination without cause or for good reason. In addition, upon a change in control Dr. Shrotriya will receive estimated costs for outplacement services in an amount not less than $40,000 upon a termination by us without cause or after being adversely affected within 12 months of a change in control.

(3)
Joseph Turgeon receives (i) 24 months of his current base salary (paid monthly over that period), (ii) accrued but unpaid bonus, and (iii) a special bonus payment equal to 120 percent of his current base salary, if terminated without cause (or by Mr. Turgeon for good reason) within 12 months following a change in control. Kurt Gustafson receives 12 months of his current base salary (paid monthly over that period) if terminated without cause (or by Mr. Gustafson for good reason) within 12 months following a change in control.

(4)	Pursuant to his employment agreement, Dr. Shrotriya is entitled to receive a $600,000 cash bonus upon a change in control irrespective of termination.

(5)
Pursuant to the Management Incentive Plan, Dr. Shrotriya was entitled to receive a cash bonus in the amount of 1% of the transaction value (based on market capitalization for purposes of this table) upon a change in control irrespective of termination. The Management Incentive Plan terminated pursuant to its terms on April 22, 2016.

(6)
Dr. Shrotriya’s unvested stock options vest upon (i) termination without cause, (ii) voluntary resignation, (iii) death or disability, and (iv) change in control. For Messrs. Turgeon and Gustafson, these options only vest if termination occurs within 12 months following a change in control.

(7)
Includes the aggregate fair market value of restricted stock the vesting of which accelerates upon a change in control. Dr. Shrotriya’s unvested restricted stock also vests upon termination without cause, for good reason and upon death or disability.

(8)	Includes Company matching amounts under the Non-Qualified Deferred Compensation Plan.

(9)	Dr. Allen resigned from his employment with the Company on January 4, 2016.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management as required by Item 402(b) of Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's 2015 Annual Report on Form 10-K.
Respectfully Submitted,
Compensation Committee
Raymond W. Cohen, Chair
Stuart M. Krassner, Sc.D., Psy.D.
Luigi Lenaz, M.D.
Dolatrai Vyas, Ph.D.
The foregoing Report of the Compensation Committee shall not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes all of the Company’s equity compensation plans, including those approved by stockholders and those not approved by stockholders, as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options,Warrants or Rights (a)	Weighted-average Exercise Price of Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	13,836,851	$6.97	8,641,698
Equity compensation plans not approved by security holders(3)	445,000	$6.80	—
Employee Stock Purchase Plan approved by security holders	—	—	4,326,857
Total	14,281,851	$6.89	12,968,555

(1)
We currently have two stock incentive plans: the 2003 Amended and Restated Incentive Award Plan, or the 2003 Plan, and the 2009 Plan, each of which have been approved by our Board and stockholders. Subsequent to the adoption of the 2009 Plan, no new options have been granted pursuant the 2003 Plan, however awards outstanding under the 2003 Plan continued to be governed by its terms, and our Board may not grant additional awards under the 2003 Plan.

(2)
The Board and the stockholders initially approved 10,000,000 shares of common stock available for issuance under the 2009 Plan. Beginning on January 1, 2010, and on each January 1st thereafter during the term of the 2009 Plan, the number of shares of common stock available for issuance under the 2009 Plan shall increase by the greater of (i) 2,500,000 and (ii) a number of shares such that the total number of shares of common stock available for issuance under the 2009 Plan shall equal 30% of the number of shares of common stock then issued and outstanding. As of March 31, 2016, a total of 29,677,894 shares were authorized for issuance under the 2009 Plan.

(3)
The amount in column (a) reflects the number of shares of our common stock that are issuable upon exercise of warrants issued to certain non-employees under plans approved by our Board of Directors that are not required to be approved by our stockholders pursuant to the NASDAQ Listing Rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is currently comprised of Mr. Cohen, and Drs. Krassner, Lenaz and Vyas. With the exception of Dr. Lenaz, who served as President of our Oncology Division from 2000-2005 and as our Chief Scientific Officer from 2005 to 2008, none of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers has served as a director or member of the compensation committee (or similar committee) of any other entity, any of whose executive officers served on the Board of Directors or the Compensation Committee.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and persons who beneficially own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely upon our review of the copies of reporting forms furnished to us, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our common stock with respect to our fiscal year ended December 31, 2015 were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties
For disclosures relating to certain transactions with related parties, see the “Compensation Discussion and Analysis — Employment, Severance and Change in Control Agreements” section of this Proxy Statement.
There are no other transactions, or series of similar transactions, since January 1, 2015, or any currently proposed transaction, to which we are a party that requires disclosure under Item 404(a) of Regulation S-K.
Policy on the Review, Approval or Ratification of Transactions with Related Persons
We have adopted a written policy for approval or ratification of all transactions with related parties that are required to be reported under Item 404(a) of Regulation S-K. The policy provides that the Audit Committee of the Board of Directors will review the material facts of all transactions and either approve or disapprove of the entry into the transaction.
The Audit Committee may establish that certain transactions may be pre-approved by the Audit Committee. However, the Audit Committee has not identified any such transactions.
No director may participate in the approval of a transaction for which he or she is a related party. The director must provide all material information concerning the transaction to the Audit Committee.
There were no transactions with related parties required to be reported under Item 404(a) of Regulation S-K since January 1, 2015 where the above policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

OTHER MATTERS
Our Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.
A Notice of Internet Availability of Proxy Materials was mailed to our stockholders on or about May 6, 2016, which contained instructions on how to access the proxy materials on the Internet. You may obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, with all exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Annual Report on Form 10-K and Chairman and CEO Letter by writing us at Spectrum Pharmaceuticals, Inc., 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, Attn: Investor Relations. Exhibits filed with our Annual Report will be provided upon written request, in the same manner noted above, at a nominal per page charge. Information on our website, is not part of the proxy soliciting material and is not incorporated herein by reference.
By Order of the Board of Directors
RAJESH C. SHROTRIYA, M.D.
Chairman of the Board and Chief Executive
Officer
Henderson, Nevada
May 6, 2016

SPECTRUM PHARMACEUTICALS

Redefining Cancer Care

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Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 13, 2016 to facilitate timely delivery.

C O Y

02CURB

Stockholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/SPPI**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Spectrum Pharmaceuticals, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 13, 2016.

02CURB

SPECTRUM PHARMACEUTICALS

Redefining Cancer Care

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time on June 27, 2016.

Vote by Internet

- Go to **www.envisionreports.com/SPPI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees named in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposal 4.

+

1. Election of Directors: 01 - Raymond W. Cohen; 02 - Gilles R. Gagnon; 03 - Stuart M. Krassner; 04 - Luigi Lenaz; 05 - Anthony E. Maida; 06 - Rajesh C. Shrotriya; 07 - Dolatrai Vyas

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 2 7 9 8 9 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02CUPB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPECTRUM™ PHARMACEUTICALS

Redefining Cancer Care

Proxy — SPECTRUM PHARMACEUTICALS, INC.

Annual Meeting of Stockholders
June 28, 2016 10:30 AM

This proxy is solicited by the Board of Directors

The undersigned, a Stockholder of SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Chairman and CEO Letter to Stockholders, the Form 10-K and the accompanying Proxy Statement for the Annual Meeting to be held on June 28, 2016, at 10:30 a.m. Pacific Time, at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052, and, revoking any proxy previously given, hereby appoints Dr. Rajesh C. Shrotriya and Kurt A. Gustafson, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote SPECTRUM PHARMACEUTICALS, INC. capital stock which the undersigned is entitled to represent and vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting and any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE APPROVAL ON A NON-BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016 AND "AGAINST" THE STOCKHOLDER PROPOSAL ON PROXY ACCESS.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 28, 2016

SPECTRUM PHARMACEUTICALS, INC.

BROKER
LOGO
HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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0000290544_1 R1.0.1.25

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 29, 2016
Date: June 28, 2016 **Time:** 10:30 AM PDT
Location: Spectrum Pharmaceuticals, Inc.
11500 South Eastern Avenue
Suite 240
Henderson, Nevada 89052

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Chairman and CEO Letter 3. Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 13, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

0000290544_2 R1.0.1.25

Voting items

1. Election of Directors

Nominees

01 Raymond W. Cohen
02 Gilles R. Gagnon
03 Stuart M. Krassner
04 Luigi Lenaz
05 Anthony E. Maida
06 Rajesh C. Shrotriya
07 Dolatrai Vyas

The Board of Directors recommends you vote FOR the following proposal(s):

The Board of Directors recommends you vote AGAINST the following proposal(s):

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0000290544_3 R1.0.1.25

Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000290544_4 R1.0.1.25

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

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